EXHIBIT 2.1


                                                                 CONFORMED COPY


          ____________________________________________________________


                          AGREEMENT AND PLAN OF MERGER


                                     AMONG

                          WHITEHALL ASSOCIATES, L.P.,

                            BORDEN ACQUISITION CORP.

                                      AND

                                  BORDEN, INC.



                                  DATED AS OF

                               SEPTEMBER 23, 1994


          ____________________________________________________________

                                    AGREEMENT

                               TABLE OF CONTENTS
                               -----------------
                                                                           Page

                                   ARTICLE 1

                               THE EXCHANGE OFFER . . . . . . . . . . . . .   3

Section 1.1    The Exchange Offer . . . . . . . . . . . . . . . . . . . . .   3
Section 1.2    Company Action . . . . . . . . . . . . . . . . . . . . . . .   7
Section 1.3    Board of Directors; Section 14(f)  . . . . . . . . . . . . .  10

                                   ARTICLE 2

                                 PLAN OF MERGER . . . . . . . . . . . . . .  12

Section 2.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 2.2    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 2.3    Effective Time . . . . . . . . . . . . . . . . . . . . . . .  13
Section 2.4    Effects of the Merger  . . . . . . . . . . . . . . . . . . .  13
Section 2.5    Restatement of Surviving Corporation's
                   Certificate of Incorporation and By-Laws   . . . . . . .  14
Section 2.6    Directors  . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.7    Officers . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.8    Preparation of Proxy Statement; Shareholder
               Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.9    Merger Without Meeting of Shareholders . . . . . . . . . . .  17

                                   ARTICLE 3

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS   . . . . . . . . .  18

Section 3.1    Effect on Capital Stock  . . . . . . . . . . . . . . . . . .  18
Section 3.2    Company Stock Options and Related Matters  . . . . . . . . .  20
Section 3.3    Exchange of Certificates . . . . . . . . . . . . . . . . . .  22

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  28

Section 4.1    Representations and Warranties of
               the Company  . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 4.2    Representations and Warranties of
               Purchaser and Parent . . . . . . . . . . . . . . . . . . . .  52
Section 4.3    Representations and Warranties of Parent . . . . . . . . . .  65

                                   ARTICLE 5

                                   COVENANTS  . . . . . . . . . . . . . . .  67

Section 5.1    Conduct of Business of the Company . . . . . . . . . . . . .  67
Section 5.2    Conduct of Business of Purchaser . . . . . . . . . . . . . .  74
Section 5.3    No Solicitation  . . . . . . . . . . . . . . . . . . . . . .  74
Section 5.4    Access to Information  . . . . . . . . . . . . . . . . . . .  76

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                                                                           Page
                                                                           ----


Section 5.5    Notification . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 5.6    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . .  78
Section 5.7    Certain Filings, Consents and Arrangements . . . . . . . . .  79
Section 5.8    Public Announcements . . . . . . . . . . . . . . . . . . . .  80
Section 5.9    Antitrust Filings and Divestitures . . . . . . . . . . . . .  80
Section 5.10   Employee Benefits  . . . . . . . . . . . . . . . . . . . . .  81
Section 5.11   Indemnification and Insurance  . . . . . . . . . . . . . . .  84
Section 5.12   Redemption of Series B Preferred Stock . . . . . . . . . . .  86
Section 5.13   Certain Agreements . . . . . . . . . . . . . . . . . . . . .  86
Section 5.14   Redemption of Rights.  . . . . . . . . . . . . . . . . . . .  87
Section 5.15   Affiliates and Certain Stockholders. . . . . . . . . . . . .  88
Section 5.16   Proxy Solicitation For Shareholders' Meeting . . . . . . . .  89

                                   ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . . .  89

Section 6.1    Conditions to Each Party's Obligations
               to Effect the Merger . . . . . . . . . . . . . . . . . . . .  89
Section 6.2    Conditions to Obligation of the Company  . . . . . . . . . .  90
Section 6.3    Conditions to Obligations of Purchaser
               and Parent to Effect the Merger  . . . . . . . . . . . . . .  91

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER . . . . . . . . . .  92

Section 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . .  92
Section 7.2    Effect of Termination  . . . . . . . . . . . . . . . . . . .  97
Section 7.3    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 7.4    Extension; Waiver  . . . . . . . . . . . . . . . . . . . . .  97

                                   ARTICLE 8

                                 MISCELLANEOUS  . . . . . . . . . . . . . .  98

Section 8.1    Non-Survival of Representations and Warranties . . . . . . .  98
Section 8.2    Entire Agreement; Assignment . . . . . . . . . . . . . . . .  98
Section 8.3    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .  99
Section 8.4    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . 103
Section 8.5    Gains and Transfer Taxes . . . . . . . . . . . . . . . . . . 104
Section 8.6    Interpretation . . . . . . . . . . . . . . . . . . . . . . . 104
Section 8.7    Parties in Interest  . . . . . . . . . . . . . . . . . . . . 104
Section 8.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section 8.9    Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 8.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 107
Section 8.11   Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 8.12   Descriptive Headings . . . . . . . . . . . . . . . . . . . . 108
Section 8.13   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 108
Section 8.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . 108

                                                                           Page
                                                                           ----


ANNEX A    --   Conditions to the Offer

EXHIBIT A  --   Restated Certificate of Incorporation of
                Surviving Corporation

EXHIBIT B  --   Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF SEPTEMBER 23, 1994
                        AMONG BORDEN ACQUISITION CORP.,
                    A NEW JERSEY CORPORATION ("PURCHASER"),
                WHITEHALL ASSOCIATES, L.P., A DELAWARE LIMITED
                   PARTNERSHIP ("PARENT"), AND BORDEN, INC.,
                   A NEW JERSEY CORPORATION (THE "COMPANY").


          WHEREAS, Parent and the Company have entered into a letter agreement,

dated as of September 11, 1994, setting forth, among other things, the intention of Parent and the Company to enter into this agreement and to consummate the transactions contemplated hereby;

          WHEREAS the respective Boards of Directors of Purchaser and the

Company have approved the acquisition of the Company by Purchaser;

          WHEREAS, in furtherance thereof, it is proposed that Purchaser will commence an exchange offer (the "Offer") to exchange shares of common stock,

par value $.01 per share ("Holdings Common Stock"), of RJR Nabisco Holdings

Corp., a Delaware Corporation ("Holdings"), owned by Parent for all of the issued and outstanding shares of common stock, par value $.625 per share (the

"Common Stock"), of the Company (the "Shares") in accordance with the terms provided herein;

          WHEREAS, the Board of Directors of the Company has approved the making of the Offer and recommended its acceptance by the Company's stockholders;

          WHEREAS, also in furtherance of such acquisition, the respective

Boards of Directors of Purchaser and the Company have determined that the merger of Purchaser with and into the Company (the "Merger"), on the terms and subject to the conditions set
forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved such

Merger;

          WHEREAS, Parent and Purchaser are unwilling to enter into this

Agreement unless the Company, contemporaneously with the execution and delivery of this Agreement, grants to Purchaser a right (the "Conditional Purchase

Right") to purchase up to 28,138,000 shares of Common Stock (or such other number of Shares as is equal to 19.9% of the Company's outstanding Shares on the date hereof) (the "Option Shares"), in exchange for the number of whole shares of Holdings Common Stock as set forth in the Conditional Purchase/Stock

Option Agreement, dated as of the date hereof (the "Conditional Purchase/Stock

Option Agreement"), among Purchaser, Parent and the Company; and in order to induce Parent and Purchaser to enter into this Agreement, the Company has agreed to grant Purchaser the Conditional Purchase Right and to execute and deliver the Conditional Purchase/Stock Option Agreement;

          WHEREAS, it is presently contemplated that the right of Purchaser to purchase shares of Common Stock pursuant to the Offer and the right of

Purchaser to exercise the Conditional Purchase Right granted in the Conditional

Purchase/Stock Option Agreement will be assigned to Parent (or a direct or indirect wholly owned subsidiary of Parent);

          WHEREAS, Purchaser, Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE 1

                               THE EXCHANGE OFFER

          Section 1.1  The Exchange Offer.  (a)  Provided that (i) this
                       ------------------

Agreement shall not have been terminated in accordance with Section 7.1 and

(ii) none of the events set forth in Annex A hereto shall have occurred or be existing, Parent shall cause Purchaser to commence, and Purchaser shall commence, the Offer as soon as reasonably practicable following the effectiveness of a registration statement on Form S-4 relating to the Offer

(together with all amendments and supplements thereto, the "Form S-4") under the Securities Act of 1933, as amended (the "Securities Act").  Each Share accepted by Purchaser in accordance with the Offer shall be converted into the right to receive from Purchaser that number of fully paid and nonassessable shares of Holdings Common Stock equal to the Exchange Ratio.  The "Exchange

Ratio" shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing (i) $14.25 by (ii) the average of the average of the high and low sales prices of Holdings Common Stock as reported on the New York Stock

Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of expiration of the Offer (the "Valuation Period"); provided that the Exchange

Ratio shall not be less than 1.78125 or greater than 2.375.  The obligations of

Purchaser to consummate the Offer and to accept for exchange the Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Annex A hereto and, without the written consent of the Company,

Purchaser shall not decrease the number of Shares being sought in the Offer,

change the form of consideration payable in the Offer (other than by adding consideration), add additional conditions to the Offer or make any other change in the terms or conditions of the Offer which is adverse to the holders of

Shares, it being agreed that a waiver by Purchaser of any condition in whole or in part at any time and from time to time in its discretion shall not be deemed to be materially adverse to any holder of Shares; provided that if Purchaser shall have exercised the Conditional Purchase Right in whole or in part prior to the termination of the Offer, Purchaser shall not be permitted to waive the

Minimum Condition (as defined herein).  Purchaser agrees that upon the request of the Company (and without limiting the number of times that Purchaser may extend the Offer, or the total number of days for which the Offer may be extended), Purchaser shall extend the Offer, one or more times, for an aggregate of not more than twenty business days.

          The Offer shall be made by means of an offering circular/prospectus and related letter of transmittal (the "Letter of Transmittal") (collectively,

the "Offering Circular").

Purchaser expressly reserves the right to increase the number of shares of

Holdings Common Stock to be exchanged for each share of Common Stock in the

Offer.  Upon the terms and subject to the conditions of the Offer, Purchaser will accept (and Parent will cause Purchaser to accept) for exchange any and all Shares which are validly tendered and not properly withdrawn on or prior to the expiration of the Offer.  Purchaser may, at any time, transfer or assign to

Parent or to one or more corporations directly or indirectly wholly owned by

Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment shall not relieve Purchaser of its obligations under the Offer or materially prejudice the rights of tendering shareholders to receive shares of Holdings Common Stock for Shares validly tendered and not properly withdrawn and accepted for exchange.  In the event that Purchaser assigns the right to purchase all or any portion of the

Shares tendered pursuant to the Offer or an affiliate of Purchaser purchases

Shares under the Conditional Purchase/Stock Option Agreement, then for purposes of any provision of this Agreement which is predicated upon Purchaser holding or owning a specified number or percentage of Shares, the number of Shares held or owned by Purchaser shall be deemed to include all Shares purchased by any affiliate or affiliates pursuant to the transactions contemplated hereby or by the Conditional Purchase/Stock Option Agreement.

          (b)  Promptly after the date hereof, in accordance with Rule 14d-2(e)

under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange

Act"), Parent, pursuant to its Registration Rights Agreement with Holdings dated July 15, 1990 (the "1990 Registration Rights Agreement") and, if

applicable, its Registration Rights Agreement with Holdings dated February 9,

1989 (the "1989 Registration Rights Agreement"), shall request that Holdings promptly prepare and file with the Securities and Exchange Commission (the

"SEC") the Form S-4 covering the registration of the Holdings Common Stock to be exchanged in the Offer and that will be issued in the Merger, as well as all other information and exhibits required by law with respect to the registration and offering of the Holdings Common Stock (the "Offering Materials").  Not

later than the date of commencement of the Offer (which shall be the date that the definitive Offering Circular is first published, sent or given to shareholders of the Company), Purchaser shall file with the SEC a Tender Offer

Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer.  The Schedule 14D-1 shall contain (included as an exhibit) or shall incorporate by reference the

Offering Circular (or portions thereof) and forms of the summary advertisement,

as well as all other information and exhibits required by law.  Parent and

Purchaser each agrees promptly to correct any information in the Offering

Materials and the Schedule 14D-1 (together the "Offer Documents") that shall be or have become false or misleading in any material respect and Parent and

Purchaser each further agrees to request Holdings to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.  The Company and its counsel shall be given an opportunity to review each of the Offer Documents prior to its being filed with the SEC.  Parent and Purchaser agree to provide the Company and its counsel in writing with any written comments Parent and

Purchaser or their respective counsel may receive from the SEC with respect to the Offer Documents promptly after the receipt of such comments.

          Section 1.2  Company Action.  (a)  The Company hereby approves of and
                       --------------

consents to the Offer and represents and warrants that (x) its Board of

Directors, at a meeting duly called and held, has (i) determined that this

Agreement and the Conditional Purchase/Stock Option Agreement and the

transactions contemplated hereby, including the Offer and the Merger, and thereby, taken together, are fair to the shareholders of the Company, and has resolved to recommend that holders of Shares (A) accept the Offer, (B) tender their Shares thereunder to Purchaser and, if required by applicable law, and

(C) approve and adopt this Agreement and Plan of Merger (collectively, the

"Recommendations") and (ii) approved this Agreement and the Conditional

Purchase/Stock Option Agreement and the transactions contemplated hereby and thereby, and that such approval constitutes approval of this Agreement and the

Conditional Purchase/Stock Option Agreement and the transactions contemplated hereby and thereby for purposes of Sections 14A:10A-4 and

14A:10A-5 of the New Jersey Business Corporation Act (the "NJBCA") and Article

VIII of the Company's Restated Certificate of Incorporation (the "Charter") and

renders inapplicable the "Change in Control" provisions of the 8-3/8% Sinking

Fund Debentures due 2016, the "Change in Control" provisions of the Medium Term

Notes, Series A, the "Change in Control" provisions of the 9-7/8% Notes due

1997, Paragraph 4.1 of the letter dated November 20, 1987 from the Company to

Wachovia Bank and Trust Company, N.A. with respect to a $20 million line of credit for Borden Chemical & Plastics Operating Limited Partnership ("BCPO")

and Section 6.5 of the ESOP Loan Agreement dated as of February 6, 1989 between the Company and First National Bank of Boston and (y) Lazard Freres and Co. and

CS First Boston Corporation have delivered to the Board of Directors of the

Company their respective written opinions to the effect that the consideration to be received by holders of Shares pursuant to each of the Offer and the

Merger is fair to such holders from a financial point of view.  The Company hereby consents to the inclusion in the Offer Documents of the Recommendations,

provided that they have not theretofore been withdrawn as permitted pursuant to

Section 1.2(b) or 5.3 herein.

          (b)  The Company hereby agrees to file with the SEC contemporaneously with the commencement of the Offer, and distribute contemporaneously with the

Offering Circular to its shareholders, a Tender Offer

Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the

Recommendations.  The Company further agrees, subject to clause (iii) of the proviso to the first sentence in Section 5.3, not to change the Recommendations unless the average of the average of the high and the low sales prices of the

Holdings Common Stock as reported on the New York Stock Exchange Composite Tape for the Valuation Period is less than the price per share that would yield an

Exchange Ratio of 2.375 or less without giving effect to the proviso in the definition of Exchange Ratio.  The Company will not have any right to terminate this Agreement as a result of any such change in the Recommendations and notwithstanding any such change in the Recommendations, the Company will continue to be bound by its representations and warranties and covenants contained herein (except representations and warranties and covenants with respect to the Recommendations), including, without limitation, those with respect to the Rights Agreement (as hereinafter defined), antitrust approvals and divestitures (assuming that following receipt of such approvals Purchaser purchases at least 28,138,000 Shares), Article VIII of the Charter and Sections

14A:10A-4 and 14A:10A-5 of the NJBCA.  The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the

Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.  To the knowledge of the Company after due inquiry,

all the directors of
the Company intend to tender their Shares pursuant to the Offer or to vote their Shares in favor of approval and adoption of the Merger and this Agreement at the shareholders' meeting referred to in Section 2.8.  Parent and Purchaser and their counsel shall be given an opportunity to review the Schedule 14D-9 prior to its being filed with the SEC.

          (c)  In connection with the Offer, if requested by Purchaser, the

Company shall promptly furnish Purchaser with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of shares of Common Stock as of a recent date and shall furnish Purchaser with such information and assistance (including,

without limitation, updated lists of shareholders, mailing labels and lists of securities positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.

          Section 1.3  Board of Directors; Section 14(f).  (a)  If requested by
                       ---------------------------------

Parent, the Company shall, following the acceptance for exchange of the Shares to be exchanged pursuant to the Offer and/or the purchase of the Option Shares in accordance with the Conditional Purchase/Stock Option Agreement, and from time to time thereafter, take all actions necessary to cause the Applicable

Percentage (as defined below) of directors (and of members of each committee of the Board of Directors) (rounded in each case to the next highest director or member) of the Company selected by Parent to consist of persons designated or elected by Parent (whether, at the election of the Company, by means of increasing the size of the board of directors or seeking the resignation of directors and causing Parent's designees to be elected).  The "Applicable

Percentage" means the ratio of (i) the total voting power of all Shares accepted for exchange pursuant to the Offer and/or purchased in accordance with the Conditional Purchase/Stock Option Agreement to (ii) the total voting power of the outstanding voting securities of the Company, rounded to the nearest whole number and expressed as a percentage; provided that if Purchaser has acquired at least 28,138,000 Shares the Applicable Percentage shall not be less than 33-1/3%.

          (b)  The Company's obligations to cause designees of Parent to be elected or appointed to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder.

The Company shall promptly take all actions required pursuant to Section 14(f)

and Rule 14f-1 in order to fulfill its obligations under this Section 1.3, and shall include in the Schedule 14D-9 such information with respect to the

Company and its officers and directors as is required under Section 14(f) and

Rule 14f-1.  Parent and Purchaser will supply to the Company any information with respect to any of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c)  Following the election or appointment of Parent's designees pursuant to this Section and prior to the Effective Time (as hereinafter defined), any amendment by the Company or termination by the Company of this

Agreement or the Conditional Purchase/Stock Option Agreement, extension by the

Company for the
performance or waiver of the obligations, conditions or other acts of Parent or

Purchaser or waiver by the Company of its rights hereunder or thereunder, will require the concurrence of a majority of directors of the Company then in office who are not affiliated with Parent or Purchaser or selected by Parent for appointment or election to the board of directors of the Company in accordance with Section 1.3(a) hereof (the "Independent Directors").

                                   ARTICLE 2

                                 PLAN OF MERGER

          Section 2.1  The Merger.  At the Effective Time (as defined herein)
                       ----------

and on the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, Purchaser shall be merged with and into the

Company.  Upon the Effective Time, the separate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation (the

"Surviving Corporation") and shall continue under the name "Borden, Inc."  The manner and basis of converting the shares of Purchaser and the Company into shares of the Surviving Corporation or into or of any other corporation or, in whole or in part, into cash shall be as provided for in Article 3 of this

Agreement.

          Section 2.2  Closing.  Unless this Agreement shall have been
                       -------

terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the "Closing")

will take place at

10:00 a.m. on the second Business Day after satisfaction of the conditions set forth in Section 6.1 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3)

(the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425

Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

          Section 2.3  Effective Time.  As promptly as practicable following
                       --------------

the satisfaction or waiver of the conditions to the Merger set forth in Article

6, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger"), executed in accordance with the relevant provisions of the NJBCA, and shall make all other filings or recordings required under the NJBCA in connection with the Merger.

The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New Jersey, or at such later time as is permissible in accordance with the NJBCA and as Purchaser and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          Section 2.4  Effects of the Merger.  The Merger shall have the
                       ---------------------

effects set forth in Section 14A:10-6 of the NJBCA (or any successor provision).  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers,

immunities, purposes and franchises of the Company and Purchaser shall vest in the

Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Purchaser shall become debts, liabilities, obligations and duties of the Surviving Corporation.

          Section 2.5  Restatement of Surviving Corporation's Certificate of
                       -----------------------------------------------------

Incorporation and By-Laws.  (a)  The Charter, as in effect immediately prior to
- -------------------------

the Effective Time, shall be restated so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so restated, until thereafter and further amended or restated as provided therein and under the NJBCA, it shall be the restated certificate of incorporation of the Surviving Corporation.

          (b)  The By-laws of Purchaser as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 2.6  Directors.  The directors of Purchaser at the Effective
                       ---------

Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Restated Certificate of Incorporation and By-laws of the

Surviving Corporation and until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

          Section 2.7  Officers.  The officers of the Company at the Effective
                       --------

Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving

Corporation and until the earlier of his or her resignation or removal or until his or her respective successor is duly appointed and qualified, as the case may be.

          Section 2.8  Preparation of Proxy Statement; Shareholder Meeting.
                       ---------------------------------------------------

(a)  If approval of the Company's shareholders is required by applicable law in order to consummate the Merger, provided that the Minimum Condition is satisfied without being reduced or waived, following the acceptance for exchange of Shares pursuant to the Offer, the Company, acting through its Board of Directors, shall, in accordance with applicable law, as soon as practicable following the expiration or termination of the Offer:  (a) duly call, give notice of, convene and, subject to Section 5.16, hold a special meeting of its shareholders (the "Shareholders' Meeting") for the purpose of considering and taking action upon this Agreement and the Merger and prepare and file with the

SEC a proxy statement (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (b) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy

Statement and, after consultation with Parent and Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer and (ii) to obtain the necessary approval by its shareholders of this Agreement and the transactions contemplated hereby,

including the Merger.

          (b)  Subject to the Company's right, pursuant to Section 1.2(b)

hereof, to withdraw or modify the Recommendations, the Company shall include in the Proxy Statement the recommendation of its Board of Directors that holders of Shares vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger.

          (c)  Notwithstanding the other provisions of this Section 2.8, the

Company agrees that (i) its obligations pursuant to Section 2.8(a) hereof

(including, without limitation, the obligation to submit the Agreement and the

Merger to a vote of its shareholders) shall not be affected by the withdrawal or modification of the Recommendations (but there shall be no obligation of the

Board of Directors of the Company to continue the Recommendation that shareholders approve and adopt the Agreement and the Merger) and (ii) (A) if the Merger is not approved by the shareholders of the Company following the acceptance for exchange of Shares pursuant to the Offer or the purchase of

Shares pursuant to the Conditional Purchase/Stock Option Agreement or (B) if

the Merger is not submitted to the shareholders of the Company but Purchaser has acquired at least 28,138,000 Shares, the approval of the transactions contemplated by this Agreement, including the Offer and the Merger, by the

Board of Directors of the Company shall constitute, solely for the purposes of

Sections 14A:10A-4 and 14A:10A-5 of the NJBCA and, to the extent that there are no Continuing Directors (as defined in the Charter), Article VIII of the

Charter, an approval of any future "Business Combination" (as defined in

Section

14A:10A-3 of the NJBCA and Article VIII of the Charter) between the Company and

Parent or any affiliate thereof, provided that (x) such "Business Combination"

is approved by a majority of the Independent Directors and (y) if appropriate,

the Company shall have received the opinion of an investment banking firm selected by the Independent Directors that such "Business Combination" is fair to the Company's shareholders from a financial point of view (an "Excepted

Future Transaction").

          (d)  At the Shareholders' Meeting, each of Parent and Purchaser will vote, or cause to be voted, all Shares acquired in the Offer or otherwise beneficially owned by it or any of its respective subsidiaries in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger.

          (e)  The information provided and to be provided by Purchaser and the

Company, respectively, for use in the Proxy Statement shall, at the date it is first mailed to shareholders of the Company and on the date of the

Shareholders' Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Purchaser each agree to correct any information provided by it for use in the Proxy

Statement which shall have become false or misleading.

          Section 2.9  Merger Without Meeting of Shareholders. Notwithstanding
                       --------------------------------------

the foregoing, in the event that Parent and Purchaser, or any other direct or indirect subsidiary of Parent
shall acquire at least 90% of the outstanding Shares, the parties hereto agree to take all necessary or appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of shareholders of the Company, in accordance with Section 14A:10-5.1 of the NJBCA.


                                   ARTICLE 3

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

          Section 3.1  Effect on Capital Stock.  At the Effective Time, by
                       -----------------------

virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Purchaser:

          (a)  Common Stock of Purchaser.  Each share of common stock of
               -------------------------

Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of common stock, par value $.01 per share,

of the Surviving Corporation equal to one one-thousandth of the total number of outstanding shares of Common Stock immediately prior to the Merger, which shall be all of the issued and outstanding capital stock of the Surviving

Corporation.

          (b)  Cancellation of Treasury Stock and Purchaser-Owned or
               -----------------------------------------------------

Parent-Owned Common Stock.  Each share of Common Stock that is owned by the
- -------------------------

Company or by any subsidiary of the Company and each share of Common Stock that is owned by Parent, Purchaser or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash,

Holdings Common

Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion of Common Stock.  Except as otherwise provided
               --------------------------

herein, each issued and outstanding share of Common Stock shall be converted into the right to receive that number of fully paid and nonassessable shares of

Holdings Common Stock equal to the Final Exchange Ratio (as defined herein).

The aggregate amount of Holdings Common Stock which a holder of Common Stock is entitled to receive with respect to each such share of Common Stock shall be hereinafter referred to as the "Merger Consideration".  The "Final Exchange

Ratio" shall equal that number of fully paid and nonassessable shares of

Holdings Common Stock that was delivered by the Purchaser with respect to each share of Common Stock that was validly tendered and not properly withdrawn and accepted for exchange pursuant to the terms of the Offer.

          (d)  Cancellation and Retirement of Common Stock.  All shares of
               -------------------------------------------

Common Stock (other than shares referred to in Section 3.1(b)) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common

Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate to the Exchange Agent (as defined herein) and acceptance thereof in accordance with Section 3.3, the Merger

Consideration (and/or any
cash in lieu of fractional shares of Holdings Common Stock to be issued or paid in consideration therefor).

          Section 3.2  Company Stock Options and Related Matters.  (a)     As
                       -----------------------------------------

of the Effective Time, each holder of a then outstanding option to purchase

Common Stock (an "Option") shall receive with respect to each share subject to such Option an amount in cash equal to the excess, if any, of (i) the product of the Final Exchange Ratio and the average of the average of the high and the low sales prices of Holdings Common Stock as reported on each of the ten consecutive trading days immediately preceding the Effective Time over (ii) the per share exercise price of such Option, and the Company shall cause the surrender and cancellation of each Option (and any related stock appreciation right) with respect to which a payment by the Company is made. With respect to

Options not so surrendered and cancelled, such Options shall, if not previously terminated or expired in accordance with their terms, terminate upon the grantee leaving the Company except upon such grantee's death, Disability or retirement at or after age sixty-five (or such earlier age as the Purchaser may expressly agree) and except that, to the extent provided under any such existing Option, if the grantee is terminated by the Company without Cause within two years following a Change in Control of the Company, the grantee shall have a period of ninety days following such termination within which to exercise such Option.  The terms Disability, Change in Control and Cause for this purpose shall have the meanings set forth in the plans pursuant to which the Options were granted.

No employee who has been previously granted an Option or stock appreciation right shall be approved for retirement for purposes of any plan or agreement under which such Option or right has been granted without the express consent of the Purchaser.  The Purchaser and the Company agree to continue to discuss the manner in which outstanding stock options shall be treated after the

Merger.

          (b)  In addition to the foregoing, the Company shall take all steps necessary so that no participant in any employee plans, programs or arrangements of the Company shall have any right to acquire or receive any

Common Stock or other equity interest in the Company on or after the Effective

Time other than in connection with the exercise of Options outstanding on the date hereof which have not been cancelled pursuant to Section 3.2(a).  On or prior to the Effective Time, the Company shall amend each of its (and cause the amendment of each of its affiliate's) qualified defined contribution plans to eliminate any investment in Common Stock after the Effective Time.

          (c)  At or immediately prior to the Effective Time, the Company shall cause an amendment of each of its employee plans, programs and arrangements pursuant to which an employee may be entitled to receive Common Stock (each a

"Stock Plan") to provide that any employee entitled to receive Common Stock in respect of previously deferred bonuses or compensation shall receive instead cash equal to the product of (i) the Final Exchange Ratio multiplied by the average of the average of the high and the low closing sales prices of Holdings

Common Stock as reported on each
of the ten consecutive trading days immediately preceding the Effective Time and (ii) the number of shares of Common Stock so deferred, plus interest equal to the rate otherwise credited on deferred amounts under the applicable plans or if no such rate is credited the prime rate established by Chemical Bank from time to time on such deferred bonuses or compensation from the Effective Time to the date of distribution.

          (d)  Subject to the terms of any Company Plan, any Merger

Consideration paid in respect of restricted shares of Common Stock held by any employee or former employee of the Company or any of its affiliates shall remain restricted and subject to the same terms and conditions imposed on such restricted shares.

          Section 3.3  Exchange of Certificates.  (a)  Exchange Agent.  At or
                       ------------------------        --------------

prior to the Effective Time, Purchaser shall deposit with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Common Stock, for exchange in accordance with this Article

3, the Merger Consideration in respect of each Share outstanding immediately prior to the Effective Time, except the shares of Common Stock referred to in

Section 3.1 (b) (the "Aggregate Merger Consideration").

          (b)  Exchange Procedures.  As soon as reasonably practicable after
               -------------------

the Effective Time, Purchaser will instruct the Exchange Agent to mail to each holder of record immediately prior to the Effective Time (other than holders referred to in Section

3.1(b)) of a certificate or certificates which represented shares of Company

Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent or Purchaser may reasonably specify) (the "Merger Letter of Transmittal") and (ii)

instructions for use in effecting the surrender of the Certificates in exchange for Holdings Common Stock.  Upon surrender to the Exchange Agent of

Certificates, together with such Merger Letter of Transmittal duly executed and any other required documents, and acceptance thereof by the Exchange Agent,

each holder of a Certificate shall be entitled to a certificate or certificates representing the number of full shares of Holdings Common Stock into which the aggregate number of shares of Common Stock previously represented by such

Certificate surrendered shall have been converted pursuant to this Agreement.

The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  After the Effective Time, there shall be no further transfer on the books and records of the Company or its transfer agent of Certificates and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Holdings Common Stock as herein provided.  If any certificate for such Holdings Common Stock is to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Purchaser or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Holdings Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Purchaser or its transfer agent that such tax has been paid or is not applicable.  Until surrendered as contemplated by this

Section 3.3(b), each Certificate (other than certificates referred to in

Section 3.1(b) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger

Consideration as contemplated by Section 3.1.

          (c)  No Fractional Shares.  (i)  No certificates or scrip
               --------------------

representing fractional shares of Holdings Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of

Holdings; and (ii) notwithstanding any other provision of this Agreement, each holder of shares of Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Holdings

Common Stock (after taking into account all shares of Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs of third parties other than the Exchange Agent, the Company, the

Purchaser or affiliates of any of the foregoing), on behalf of all such holders, of the shares (the "Excess Shares") of Holdings Common Stock representing all such fractions.  Such sale shall be made as soon as practicable after the Effective Time.

          (d)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------

or other distributions with respect to Holdings Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered

Certificate for shares of Common Stock with respect to the shares of Holdings

Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.3(c), until the surrender of such Certificate in accordance with this Article 3.  Subject to the effect of applicable laws, following surrender of any such Certificate,

there shall be delivered to the holder of such Certificate a certificate representing whole shares of

Holdings Common Stock issued in exchange therefor and, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares as practicable, the amount of any cash payable in lieu of a fractional share of

Holdings Common Stock to which such holder is entitled pursuant to Section

3.3(c) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of

Holdings Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of

Holdings Common Stock with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender.  In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (e)  No Further Ownership Rights in Common Stock.  All shares of
               -------------------------------------------

Holdings Common Stock delivered and cash paid upon the surrender for exchange of Certificates which represented shares of Common Stock in accordance with the terms of this Article 3 (including any cash paid pursuant to Section 3.3(d))

shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such

Certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Common Stock, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Common Stock prior to the date of this Agreement and which remain unpaid at the Effective Time.

          (f)  Termination of Exchange Fund.  Any portion of the Merger
               ----------------------------

Consideration deposited with the Exchange Agent pursuant to this Article 3 (the

"Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Common Stock for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Common

Stock who have not theretofore complied with this Article 3 shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Holdings Common Stock (or any security or consideration into which

Holdings Common Stock is converted) and any cash in lieu of fractional shares of Holdings Common Stock and shall look only to  Parent and only as general creditors thereof for payment of any dividends or distributions with respect to

Holdings Common Stock to which such holders may be entitled.

          (g)  No Liability.  None of Parent, Purchaser, Holdings, the Company
               ------------

or the Exchange Agent shall be liable to any person in respect of any shares of

Holdings Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Certificates which represented shares of Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any shares of Holdings Common Stock, any cash in lieu of fractional shares of Holdings Common Stock or any dividends or distributions with respect to Holdings Common Stock in respect of such Certificate would otherwise escheat to or become the
property of any Governmental Entity (as defined herein)), any such shares,

cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (h)  Investment of Exchange Fund.  The Exchange Agent shall invest
               ---------------------------

any cash included in the Exchange Fund, as directed by Parent, on a daily basis.  Any interest and other income resulting from such investments shall be paid to Parent.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1  Representations and Warranties of the Company.  The
                       ---------------------------------------------

Company represents and warrants to Parent and Purchaser as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the Company
               ------------------------------------------

     and each of its Significant Subsidiaries (as defined herein) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate or partnership power and authority to carry on its business as now being conducted, except for failures which, in the aggregate, would not have a

     Material Adverse Effect (as defined herein) with respect to the Company.

     Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so
     qualified or licensed (individually or in the aggregate) is not reasonably likely to have a Material Adverse Effect with respect to the Company.

     Complete and correct copies of the Charter and By-laws of the Company are included within the SEC Documents (as defined herein).

          (b)  Subsidiaries.  All the outstanding shares of capital stock of
               ------------

     each of the significant subsidiaries (as defined in Rule 1-02 of

     Regulation S-X of the SEC) of the Company, (the "Significant

     Subsidiaries"; which term shall include T.M.I. Associates, L.P. ("TMI"))

     which is a corporation have been validly issued and are fully paid and nonassessable and all outstanding shares of capital stock of each

     Significant Subsidiary owned (of record and beneficially) by the Company, by another Significant Subsidiary of the Company or by the

Company and another such Significant Subsidiary are owned, free and clear of all pledges, claims, options, rights of first refusal, liens, charges,

encumbrances and security interests of any kind or nature whatsoever

(collectively, "Liens"), except for such rights of first refusal, claims,

options, charges and encumbrances as would not in the aggregate have a Material

Adverse Effect with respect to the Company.  Except as set forth in Section

4.1(b) of the disclosure schedule delivered to Parent by the Company at the time of execution of this Agreement (the "Disclosure Schedule"), all ownership interests of each Significant Subsidiary which is not a corporation and which is held (of record and beneficially) by the Company, by another Significant

Subsidiary of the Company or by the Company and another such Significant

Subsidiary have been validly issued and are owned, free and clear of all Liens,

except for such rights of first refusal, claims, options, charges and encumbrances as would not in the aggregate have a Material Adverse Effect with respect to the Company.

          (c)  Capital Structure.  The authorized capital stock of the Company
               -----------------

     consists of (i) 480,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, without par value ("Preferred Stock").  As of the date hereof, there are (i) 141,515,502 shares of Common Stock issued and outstanding (including the shares of Common Stock held by the trust created under the Supplemental Benefit Trust Agreement dated December 9,

     1993); (ii) 53,465,136 shares of Common Stock held in the treasury of the

     Company; (iii) 7,357,473 shares of Common Stock issuable upon exercise of outstanding Options (of which 1,408,326 shares, with an average exercise price of $12.31, are exercisable at prices of $14.25 or less);

     (iv) 4,779,200 shares of Common Stock reserved for issuance upon exercise of authorized but unissued Options; (v) 45,031 shares of Common

     Stock reserved for issuance upon conversion of Preferred Stock designated as Preferred Stock-Series B ("Series B Preferred Stock"), 45,031 shares of which are issuable upon conversion of all outstanding shares of Series B

     Preferred Stock; (vi) 6,000,000 shares of Common Stock reserved for issuance upon
     exercise of the Company's Lynx Equity Units (the "Lynx

     Equity Units"), 5,950,000 shares of which are issuable upon exercise of all outstanding Lynx Equity Units; (vii) 475,000 shares of Preferred Stock designated as Preferred Stock-Series A ("Series A Preferred Stock"), none of which are issued or outstanding; (viii) 688,700 shares of Series B

     Preferred Stock, of which 6,822 shares are issued and outstanding; and

     (ix) 2,400,000 shares of Preferred Stock designated as Series C Junior

     Participating Preferred Stock ("Series C Preferred Stock") reserved for issuance upon the exercise of the rights (the "Rights") distributed to the holders of shares of Common Stock pursuant to the Rights Agreement, dated as of January 28, 1986 between the Company and The Bank of New York, as

     Rights Agent (the "Rights Agreement"), as amended as of November 29, 1988,

     May 22, 1991, September 11, 1994 and the date hereof, none of which are issued or outstanding.  Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding.  All outstanding shares of capital stock of the

     Company are, and all shares which may be issued pursuant to the Stock

     Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  Except for the

     Series B Preferred Stock, the Rights and the Lynx Equity Units, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.  Except for the

     Series B Preferred Stock, the Rights and the Lynx Equity Units, there are no outstanding securities, options, warrants, calls, rights, commitments,

     agreements, arrangements or undertakings of any kind to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Significant Subsidiaries to

     issue, deliver or sell, or cause to be issued, delivered or sold,

     additional shares of capital stock or other equity or voting securities of the Company or of any of its Significant Subsidiaries or obligating the

     Company or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment,

     agreement, arrangement or undertaking.  The only outstanding indebtedness for borrowed money of the Company and its subsidiaries having (x) a principal amount of $25,000,000 or more and (y) a maturity of one year or longer is listed on Section 4.1(c) of the Disclosure Schedule.  Other than the Lynx Equity Units, the Stock Options and the Rights there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Significant Subsidiaries to

     repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Significant

     Subsidiaries.  Except with respect to the Lynx

     Equity Units, there are no agreements or arrangements to which the Company or any of its subsidiaries is a party pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------

     corporate power and authority to enter into this Agreement and the

     Conditional Purchase/Stock Option Agreement, and, subject to the Company

     Shareholder Approval (as defined herein) with respect to the Merger, to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Conditional

     Purchase/Stock Option Agreement by the Company and the consummation by the

     Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action on the part of the Company, subject, in the case of the Merger, to the Company

     Shareholder Approval.  Each of this Agreement and the Conditional

     Purchase/Stock Option Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company,

     enforceable against the Company in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

     reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth in Section 4.1(d) of the

     Disclosure Schedule, the execution and delivery of this Agreement and the

     Conditional Purchase/Stock Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Conditional

     Purchase/Stock Option Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a right to require the purchase or repurchase or give rise to a loss of a material benefit under, or result in the creation of any

     Lien upon, any of the properties, indebtedness or assets of the Company or any of its Significant Subsidiaries under (i) the Charter or By-laws of the Company or the comparable governing or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement (other than the credit agreement dated August 16, 1994 between Citibank, N.A., as administrative agent, and the Company and the credit agreement dated

     August 16, 1994 between Citibank, N.A., as administrative agent, and T.M.

     Investors Limited Partnership), note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) except for the governmental filings
     and other matters referred to in the following sentence, any judgment,

     order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii)

     and (iii) above, any such conflicts, breaches, violations, defaults,

     rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company.  No consent,

     approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, national, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental

     Entity"), is required by or with respect to the Company or any of its

     Significant Subsidiaries in connection with the execution and delivery of this Agreement or the Conditional Purchase/Stock Option Agreement by the

     Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino

     Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the applicable requirements, if any, of any relevant foreign jurisdictions,

     (ii) the filing with the SEC of (x) the Offer Documents and the Schedule

     14D-9, (y) the Proxy Statement and (z) such reports under the Exchange Act as may be required by law in connection with this Agreement, the

     Conditional Purchase/Stock Option Agreement and the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of

     Merger with the Secretary of State of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) filings, consents and approvals under Environmental Laws (as defined herein) of jurisdictions in which the Company transacts business, (v) such reports or filings under the securities laws of the various states or the securities laws of non-

     U.S. jurisdictions in connection with the Offer and the Merger as may be required by law in connection with this Agreement, the Conditional

     Purchase/Stock Option Agreement and the transactions contemplated hereby or thereby, and (vi) such other consents, approvals, orders,

     authorizations, registrations, declarations, filings or notices as are set forth in Section 4.1(d) of the Disclosure Schedule.

          (e)  SEC Documents.  The Company has filed all required reports,
               -------------

     schedules, forms, statements and other documents with the SEC since

     January 1, 1990, and the Company has delivered or made available to

     Purchaser all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents").  As of their respective dates,

     the SEC Documents complied in all material respects with the requirements of the Securities

     Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein), except to the extent revised or superseded by a subsequent filing with the SEC, as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein,

     in light of the circumstances under which they were made, not misleading.

     The consolidated financial statements of the Company included in all SEC

     Documents filed since January 1, 1994 (the "SEC Financial Statements")

     comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated

     in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (f)  Information Supplied.  Neither the Schedule 14D-9, nor any of
               --------------------

     the information supplied by the Company for inclusion in the Offer

     Documents, shall, at the respective times such Schedule 14D-9, the Offer

     Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders, as the case may be,

     contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Proxy Statement shall not, at the date the

     Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading.  The Schedule 14D-9 and the Proxy Statement and information statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty (i) with respect to any information supplied by Parent, the Purchaser or Holdings or any of their representatives which is contained in any of the Offer Documents, the

     Schedule 14D-9 or the Proxy Statement or (ii) with respect to the Proxy

     Statement, to the extent that (A) on the date the Proxy Statement is first mailed to shareholders, a majority of the board of directors of the

     Company shall have been designated or elected by Parent or (B) if on such date of first mailing a majority of such board shall not have been designated or elected by Parent, between the date the Proxy Statement is first mailed to shareholders and at the time of the Shareholders Meeting or at the Effective Time, a majority of the board of directors of the

     Company shall have been designated or elected by Parent and subsequent to such time the Proxy Statement shall have become false or misleading with respect to any material fact.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------

     the SEC Documents or in Section 4.1(g) of the Disclosure Schedule, since the date of the most recent audited financial statements included in such

     SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any change in the business, financial condition or results of operations of the Company or any of its subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company.

          (h)  Benefit Plans.  (i)  Section 4.1(h) of the Disclosure Schedule
               -------------

     contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including, without limitation,

     multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement, the Conditional

     Purchase/Stock Option Agreement or otherwise), under which any employee or former employee of the Company or any of its affiliates has any present or future right to benefits or under which the Company or any of its affiliates has any present or future liability.  All such plans,

     agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

              (ii)  With respect to each Company Plan, the Company has

     delivered to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, any related trust agreement, annuity contract or other funding instrument; except where the failure to deliver the documents as set forth above, individually or in combination with the breach of any other representation contained herein, would not reasonably be expected to have a Material Adverse Effect.

             (iii)  (1) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of

     1986, as amended (the "Code"), and other applicable laws, rules and regulations; (2) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

              (iv)  Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy)

     individually or in combination with the breach of any other representation contained herein, would not reasonably be expected to have a Material

     Adverse Effect:  (1) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course)

     are pending or threatened and the Company will promptly notify Purchaser in writing of any pending or threatened claims arising between the date hereof and the Effective Time; (2) no event has occurred and no condition exists with respect to a Company Plan that would subject the Company or any of its affiliates, either directly or by reason of their affiliation with any member of their respective Controlled Groups

     (defined as any organization which is a member of a controlled group of organizations within the meaning of Code section 414(b), (c), (m) or (o)),

     to any tax, fine, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (3) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; (4) except as disclosed on Section 4.1(h) of the

     Disclosure Schedule, each Company Plan may be amended or terminated without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Company's most recent audited financial statements included in the Recent SEC Documents); (5) no Company

     Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived);

     (6) no event or condition exists which could be deemed a reportable event within the meaning of ERISA section 4043 which could result in a liability to the Company, its affiliates or any member of their respective

     Controlled Groups; and (7) neither the Company, any affiliate nor any member of their respective Controlled

     Groups has engaged in a transaction which could subject any of them to liability under ERISA section 4069.

               (v)  With respect to any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Company, any affiliate or any member of their respective Controlled Groups has any liability or contributes (or has at any time contributed or had an obligation to contribute):  (1) neither the Company, its affiliates nor any member of their respective Controlled Groups would be subject to withdrawal liability in excess of $15,000,000 if, as of the Effective Time, the

     Company, any affiliate or any member of their respective Controlled Groups were to engage in a complete withdrawal (as defined in ERISA section 4203)

     from any such multiemployer plan; (2) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections

     4241 and 4245, respectively); and (3) neither the Company, any affiliate nor any member of their respective Controlled Groups has engaged in a transaction which could subject any of them to liability under ERISA section 4212(c) which would reasonably be expected to have a Material

     Adverse Effect.

              (vi)  Except as set forth in Section 4.1(h)(vi) of the Disclosure

     Schedule, no Company Plan exists which could result in a payment of

     $100,000 or more to any employee or former employee of the Company or any affiliate of any money or other property or rights, or accelerate or provide any other rights or benefits with a value in the aggregate of

     $100,000 or more to any such employee or former employee as a result of the transactions contemplated by this Agreement or the Conditional

     Purchase/Stock Option Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          (i)  Tax Matters.  Except where the failure to do so would not have a
               -----------

     Material Adverse Effect on the Company, each of the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all material Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

     Except as set forth in Section 4.1(i) of the Disclosure Schedule, (i) no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries, except for such claims which have become a lien or encumbrance which would not have a

     Material Adverse Effect; (ii) no audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority, except for such audits which would not have a Material Adverse Effect; and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect, except for such extensions which would not have a

     Material Adverse Effect.  As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits,

     license, withholding, payroll, employment, excise, severance, stamp,

     occupation, premium, value added, property or windfall profits taxes,

     customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.  Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Internal Revenue Code.  As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (j)  Article VIII of the Company's Restated Certificate of
               -----------------------------------------------------

     Incorporation and Sections 14A:10A-4 and 14A:10A-5 of the NJBCA.  With
     ---------------------------------------------------------------

     respect to Article VIII of the Charter and Sections 14A:10A-4 and 104:10A-

     5 of the NJBCA, the Merger, this Agreement, the Conditional Purchase/Stock

     Option Agreement, the transactions contemplated hereby or thereby and any

     Excepted Future Transactions have been approved by the Board of Directors of the Company.  No other state takeover statute or similar statute or regulation of the State of New Jersey (and, to the knowledge of the

     Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to the Merger, this Agreement, the

     Conditional Purchase/Stock Option Agreement or any of the other transactions contemplated hereby or thereby and no provision of the

     Charter (other than with respect to the Series C Preferred Stock which will be redeemed pursuant to Section 5.15, subject to the conditions therein) or By-laws of the Company or any governing instruments of its

     Significant Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, securities of the

     Company or any of its subsidiaries that may be acquired or controlled by

     Purchaser, Parent or any subsidiary of Parent or permit any shareholder to acquire securities of the Company on a basis not available to Purchaser in the event that Purchaser were to acquire securities of the Company.

          (k)  Environmental Matters.  Except as set forth in Section 4.1(k) of
               ---------------------

     the Disclosure Schedule or except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy),

     individually or in the aggregate, would not have a Material Adverse

     Effect, in connection with any properties or facilities currently or formerly owned, leased or used by the Company or any of its subsidiaries and the current and former operations of the Company or any of its subsidiaries:

          (i)  the Company or its subsidiaries hold, and are in compliance with and have been in continuous compliance with for the last five (5) years, all Environmental Permits, and are otherwise in compliance and have been in compliance for the last five (5) years with all applicable Environmental Laws and there is no condition that would reasonably be expected to prevent or materially interfere with compliance by the Company and its subsidiaries with Environmental Laws in the future;

          (ii)  no modification, revocation, reissuance, alteration, transfer,

     or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the Conditional

     Purchase/Stock Option Agreement or the consummation by the Company of the transactions contemplated hereby or thereby or the continuation of the business of the Company or its subsidiaries following such consummation;

          (iii)  neither the Company nor any of its subsidiaries has received any Environmental Claim, and neither the Company nor any of its subsidiaries has knowledge of any threatened Environmental Claim;

          (iv)  the Company and its subsidiaries have not entered into, have not agreed to, and are not subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental

     Laws, including without limitation those relating to compliance with

     Environmental Laws or to investigation, cleanup, remediation or removal of

     Hazardous Substances;

          (v)  There are no (A) underground or aboveground storage tanks,

     (B) polychlorinated biphenyls, (C) asbestos or asbestos-containing materials, (D) Hazardous Materials, (E) urea-formaldehyde insulation, (F)

     sumps, (G) surface impoundments, (H) landfills or (I) sewer or septic systems currently or formerly present at or about any of the properties or facilities currently or formerly owned, leased or otherwise used by the

     Company or any of its subsidiaries, that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any

     Environmental Laws;

          (vi)  Hazardous Materials have not been generated, transported,

     treated, stored, disposed of, released or threatened to be released at,

     on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by the Company or any of its subsidiaries, in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability of the Company or any of its subsidiaries under, any Environmental Laws.

          (vii)  For purposes of this Agreement, the following terms shall have the following meanings:

               "Environmental Claim" means any written notice, claim, demand,

          action, suit, complaint, proceeding or other communication by any person to the Company or any of its subsidiaries alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs,

          governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission,

          release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits,

          or (iii) otherwise relating to obligations or liabilities under any

          Environmental Law.

               "Environmental Permits" means all permits, licenses,

          registrations and other governmental authorizations required under

          Environmental Laws for the Company and its subsidiaries to conduct their operations.

               "Environmental Laws" means all applicable foreign, federal,

          state and local statutes, rules, regulations, ordinances, orders,

          decrees and common law relating in any manner to pollution or protection of human health or the environment, to the extent and in the form that such exist at the date hereof.

               "Hazardous Materials" means all hazardous or toxic substances,

          wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-

          containing materials, pollutants, contaminants and all other materials and substances, including but not limited to electromagnetic fields, regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

          (l)  Brokers.  No broker, investment banker, financial advisor or
               -------

     other person, other than Lazard Freres and Co. and CS First Boston

     Corporation, the fees and expenses of which will be paid by the Company

     (pursuant to fee agreements, copies of which have been provided to

     Purchaser), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (m)  Compliance.  Neither the Company nor any of its subsidiaries is
               ----------

     in conflict with, or in default or violation of, (i) any law, rule,

     regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract,

     agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (n)  Required Company Vote.  Assuming the Series B Preferred Stock is
               ---------------------

     redeemed as provided in Section 5.12 the affirmative vote of two-thirds of the shares of the Common Stock (the "Company Shareholder Approval") is the

     only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby and the Conditional Purchase/Stock Option

     Agreement and the transactions contemplated thereby.

          (o)  Rights Agreement.  The Board of Directors of the Company, at a
               ----------------

     meeting duly called and held, has resolved that the Rights shall be redeemed immediately prior to the acceptance for payment of any of the outstanding Shares pursuant to the Offer, provided that the Minimum

     Condition has been satisfied.  The Board of Directors of the Company has amended the Rights Agreement, prior to the execution of this Agreement and the Conditional Purchase/Stock Option Agreement, so that none of the execution or the delivery of this Agreement or the Conditional

     Purchase/Stock Option Agreement, or both such agreements taken together,

     or commencement of the Offer or the acceptance of Shares for exchange pursuant to the Offer, or the consummation of the transactions contemplated by the Conditional Purchase/Stock Option Agreement will (i)

     trigger the exercisability of the Rights (as defined in the Rights

     Agreement), the separation of the Rights from the stock certificates to which they are attached, or any other provisions of the Rights Agreement, including causing Parent and/or Purchaser from becoming an Acquiring

     Person (as defined in the Rights Agreement), the occurrence of a

     Distribution Date (as defined in the Rights Agreement) or a Shares

     Acquisition Date (as defined in the Rights Agreement) or (ii) trigger the right of the holders of the common units of Borden Chemicals and Plastics

     Limited Partnership, pursuant to the Second Amended and Restated Deposit

     Agreement dated February 16, 1993, to require the Company to purchase the common units held by them.

          (p)  Dividends.  The Board of Directors of the Company, at a meeting
               ---------

     duly called and held, has resolved that, until resolved otherwise, the

     Company will not declare, set aside or pay any dividends other than quarterly dividends on the shares of Common Stock in excess of $0.01 per share.

          Section 4.2  Representations and Warranties of Purchaser and Parent.
                       ------------------------------------------------------

Purchaser and Parent represent and warrant, jointly and severally, to the

Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Purchaser
               ------------------------------------------

     and Holdings has been duly incorporated, is validly existing as a corporation and in good standing under the laws of the jurisdiction in which it is incorporated and has the corporate power and authority to own its property and conduct its business as now being conducted.  Each of

     Purchaser and Holdings is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such
     qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect with respect to Purchaser or Holdings.  Purchaser has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-laws.

     Complete and correct copies of the Restated Certificate of Incorporation,

     as amended, and By-Laws of Holdings are included within the Holdings SEC

     Documents (as defined herein).

          (b)  Subsidiaries.  Purchaser has no direct or indirect subsidiaries.
               ------------

     Each of the Significant Subsidiaries (as defined in Rule 1-02 of

     Regulation S-X of the SEC) of Holdings (which, including RJR Nabisco, Inc.

     ("RJRN"), R.J. Reynolds Tobacco Company ("RJRT"), R.J. Reynolds Tobacco

     International, Inc. and Nabisco, Inc. ("NI") are collectively referred to as the "Holdings Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse

     Effect with respect to Purchaser or Holdings.  All of the outstanding shares of capital stock of
     each Holdings Significant Subsidiary have been validly issued and are fully paid and non-assessable and all outstanding shares of capital stock of each Holdings Significant Subsidiary owned (of record and beneficially)

     by Holdings, by another Holdings Significant Subsidiary or by Holdings and another such Holdings Significant Subsidiary are owned free and clear of all Liens, except for (i) such rights of first refusal, claims, options,

     charges and encumbrances as would not in the aggregate have a Material

     Adverse Effect with respect to Holdings and (ii) for shares of capital stock of (x) RJRT and Nabisco Brands, Inc. that are pledged pursuant to that certain RJRN Pledge Agreement dated May 13, 1992 made by RJRN in favor of Manufacturers Hanover Trust Company, as collateral agent, and (y)

     RJRN that are pledged pursuant to that certain Parent Pledge Agreement dated as of February 2, 1989, amended and restated December 19, 1991,

     between Holdings and Chemical Bank, as collateral agent.

          (c)  Capital Structure.  The authorized capital stock of Holdings
               -----------------

     consists of (i) 2,200,000,000 shares of Holdings Common Stock and (ii)

     150,000,000 shares of preferred stock, par value $.01 per share.  As of

     August 31, 1994, there were, (i) 1,147,681,192 shares of Holdings Common

     Stock issued and outstanding, (ii) 114,206,576 shares of Holdings Common

     Stock reserved for issuance pursuant to Holdings stock plans, (iii)

     210,000,000 shares of Holdings Common Stock reserved for issuance upon conversion of the Series A

     Conversion Preferred Stock, par value $.01 per share, of Holdings

     ("Holdings Series A Stock"), (iv) 15,617,453 shares of Holdings Common

     Stock reserved for issuance upon conversion of the ESOP Convertible

     Preferred Stock, par value $.01 per share, of Holdings (the "Holdings ESOP

     Stock"), (v) 266,750,000 shares of Holdings Common Stock reserved for issuance upon conversion of the Series C Conversion Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Series C Stock"), (vi) no shares of Holdings Common Stock held by Holdings in its treasury or by its subsidiaries, (vii) 52,500,000 shares of Holdings Series A Stock outstanding, (viii) 50,000 shares of Series B Preferred Stock, par value

     $.01 per share, of Holdings (the "Holdings Series B Stock") outstanding,

     (ix) 15,490,964 shares of Holdings ESOP Stock outstanding and (x)

     26,675,000 shares of Holdings Series C Stock outstanding.  Except for the

     Holdings Common Stock, the Holdings Series A Stock, the Holdings Series B

     Stock, the Holdings Series C Stock and the Holdings ESOP Stock, no shares of capital stock or other equity securities of Holdings are issued,

     reserved for issuance or outstanding.  All outstanding shares of capital stock of Holdings are, and all shares which may be issued pursuant to

     Holdings stock plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     There are no outstanding bonds, debentures, notes or other indebtedness of

     Holdings having the right to vote (or convertible into, or exchangeable for, securities having the present right to vote) on any matters on which stockholders of Holdings may vote.  Except with respect to preferred stock and options pursuant to Holdings stock plans referred to above, there are no outstanding securities, options, warrants, calls,

     rights, commitments, agreements, arrangements or undertakings of any kind to which Holdings is a party or by which it is bound obligating Holdings to issue, deliver or sell, or cause to be issued, delivered or sold,

     additional shares of capital stock or other equity or voting securities of

     Holdings or obligating Holdings to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement,

     arrangement or undertaking.  Except with respect to certain shares of

     Holdings Common Stock sold to employees of Holdings pursuant to stock subscription agreements containing standard put and call rights upon the occurrence of certain events, there are no outstanding contractual obligations of Holdings to repurchase, redeem or otherwise acquire any shares of capital stock of Holdings.  The authorized capital stock of

     Purchaser consists of 1000 shares of common stock, par value $.01 per share, 100 shares of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.  Each share of Holdings Common Stock to be delivered to shareholders of the

     Company pursuant to the Offer or the Merger, or to the Company pursuant to the Conditional Purchase/Stock Option Agreement, is a "Registrable Security," as defined in the 1990 Registration Rights

     Agreement or, as applicable, the 1989 Registration Rights Agreement.

          (d)  Authority; Noncontravention.  (i)  Purchaser has the requisite
               ---------------------------

     corporate power and authority, and Parent has full partnership authority,

     to enter into this Agreement and the Conditional Purchase/Stock Option

     Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Conditional

     Purchase/Stock Option Agreement by Parent and Purchaser and the

     consummation by Parent and Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action,

     corporate or other, on the part of Parent and Purchaser.  Each of this

     Agreement and the Conditional Purchase/Stock Option Agreement has been duly executed and delivered by Purchaser and Parent and constitutes a valid and binding obligation of each of Purchaser and Parent, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.  The execution and delivery of this Agreement and the

     Conditional Purchase/Stock Option Agreement do not, and the consummation of the transactions contemplated by
     this Agreement and the Conditional Purchase/Stock Option Agreement and

     compliance with the provisions hereof and thereof will not, conflict with,

     or result in any breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination,

     cancellation or acceleration of any obligation or a right to require the purchase or repurchase or give rise to a loss of a material benefit under,

     or result in the creation of any Lien upon, any of the properties,

     indebtedness or assets of Purchaser or any of the properties, indebtedness or assets of Parent under (i) the certificate of incorporation or by-laws of Purchaser or the comparable governing or organizational documents of

     Parent, (ii) any loan or credit agreement, note, bond, mortgage,

     indenture, lease or other agreement, instrument, permit, concession,

     franchise or license to which Purchaser or Parent is a party or by which any of its properties or assets is bound or (iii) except for the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule,

     regulation or arbitration award applicable to each of Purchaser or Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, breaches, violations,

     defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to Purchaser or

     Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental

     Entity is required by or with respect to Purchaser or Parent in connection with the execution and delivery of this Agreement or the Conditional

     Purchase/Stock Option Agreement by Purchaser and Parent or the

     consummation by Purchaser and Parent of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of (x) the Offer

     Documents and the Schedule 14D-9, (y) the Proxy Statement and (z) such reports or filings under the Exchange Act or under the securities laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the offer and sale of the Holdings Common Stock as may be required by law in connection with this Agreement, the Conditional

     Purchase/Stock Option Agreement and the transactions contemplated hereby or thereby, and (ii) with respect to Purchaser, except for (A) the filing of a premerger notification and report form by Purchaser under the HSR Act and the applicable requirements, if any, of any relevant foreign jurisdictions, (B) the filing of the Certificate of Merger with the

     Secretary of State of the State of New Jersey, (C) filings, consents and approvals under Environmental Laws (as defined herein) of jurisdictions in which the Company transacts business and (D) such other consents,

     approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" laws of the various states.

          (ii)  The execution and delivery by Purchaser and Parent of this

     Agreement and the Conditional Purchase/Stock Option Agreement do not, and

     the consummation of the transactions contemplated by this Agreement and the Conditional Purchase/Stock Option Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a right to require the purchase or repurchase or give rise to a loss of a material benefit under, or result in the creation of any Lien upon, any of the properties, indebtedness or assets of Holdings or any of the Holdings Significant Subsidiaries under

     (i) the certificate of incorporation or by-laws of Holdings or any of the

     Holdings Significant Subsidiaries, (ii) any loan or credit agreement

     (other than Holdings' and RJRN's credit agreement dated as of April 5,

     1993, as amended, and Holdings' and RJRN's credit agreement dated as of

     December 1, 1991, as amended), note (other than Holdings' 10 1/2% Senior

     Notes due 1998 and Holdings' 13 1/2% Subordinated Debentures due 2001),

     bond, mortgage, indenture, lease or other agreement, instrument, permit,

     concession, franchise or license to which Holdings or any of its subsidiaries is a party or by which any of its properties or assets is bound or (iii) except for the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Holdings or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii)

     and (iii) above, any such conflicts, breaches, violations, defaults,

     rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to Holdings.  No consent,

     approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Holdings in connection with the execution and delivery of this

     Agreement or the Conditional Purchase/Stock Option Agreement by Purchaser

     and Parent or the consummation by Purchaser and Parent of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form by Purchaser under the HSR Act and the applicable requirements, if any, of any relevant foreign jurisdictions and

     (ii) the filing with the SEC of (x) the Form S-4, and (y) such reports or filings under the Securities Act or Exchange Act or under the securities laws of the various states or the securities laws of non-U.S.

     jurisdictions in connection with the offer and sale of the Holdings Common

     Stock as may be required by law in connection with this Agreement, the

     Conditional Purchase/Stock Option Agreement and the transactions contemplated hereby or thereby.

          (e)  SEC Documents.  Holdings has filed all required reports,
               -------------

     schedules, forms, statements and other documents with the SEC since

     January 1, 1990, and Purchaser has delivered or made available to the

     Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Holdings SEC Documents").  As of their respective dates, the Holdings SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Holdings SEC Documents, and none of the Holdings SEC

     Documents (including any and all consolidated financial statements included therein), except to the extent revised or superseded by a subsequent filing with the SEC, as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein,

     in light of the circumstances under which they were made, not misleading.

     The consolidated financial statements of Holdings included in such

     Holdings SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form

     10-Q of the SEC) applied on a consistent basis during the periods involved

     (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Holdings and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (f)  Information Supplied.  Neither the Offer Documents, nor any of
               --------------------

     the information supplied by Parent or the Purchaser for inclusion in the

     Schedule 14D-9, shall, at the respective times such Offer Documents or

     Schedule 14D-9 (or any of the amendments or supplements thereto) are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by Purchaser concerning Purchaser and Parent for inclusion in the Proxy Statement shall not contain any statement which, at such time and in light of the circumstances under which it shall be made,

     is false or misleading with respect to any material fact, or shall omit to state a material fact required to be stated therein or necessary in order to make the statements
      therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading.

     Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the Offer Documents, the

     Schedule 14D-9 or the Proxy Statement.  The Offer Documents and, to the

     extent that on the date the Proxy Statement is first mailed to shareholders, at the time of the Shareholders Meeting or at the Effective

     Time a majority of the board of directors of the Company shall have been designated or elected by Parent, the Proxy Statement, will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          (g)  Brokers.  No broker, investment banker, financial advisor or
               -------

     other person, other than Morgan Stanley & Co.,  the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's,

     financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Parent.

          (h)  Interim Operations of Purchaser.  Purchaser was incorporated on
               -------------------------------

     September 12, 1994, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (i)  Absence of Certain Changes or Events.  Except as disclosed in the
          ------------------------------------

Holdings SEC Documents, since the date of the most recent audited financial statements included in such Holdings SEC Documents, Holdings has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any change in the business, financial condition or results of operations of Holdings or any of its subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to

Holdings.

          Section 4.3  Representations and Warranties of Parent.  Parent
                       ----------------------------------------

represents and warrants to the Company as follows:

          (a)  Authority.  Parent has all requisite power and authority to
               ---------

     enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other proceedings are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (b)  Title to Holdings Common Stock.  Subject to any transfer of
               ------------------------------

     shares to Purchaser (or its assignee) in connection with the transactions contemplated by this

     Agreement and the Conditional Purchase/Stock Option Agreement, Parent has

     good and valid title to the shares of Holdings Common Stock that will serve as the Aggregate Merger Consideration, free and clear of all Liens.

     The shares of Holdings Common Stock that will serve as the aggregate

     Merger Consideration have been approved for listing on the New York Stock

     Exchange, Inc.

          (c)  Noncontravention.  The execution and delivery by Parent of, and
               ----------------

     the performance by Parent of its obligations under, this Agreement will not contravene any provision of applicable law or the governing documents of Parent or any agreement or other instrument, including, without limitation, the 1990 Registration Rights Agreement or, as applicable, the

     1989 Registration Rights Agreement, binding upon Parent or any of its subsidiaries or any judgment, order or decree of any Governmental Entity having jurisdiction over Parent or any of its subsidiaries, except for such contravention that would not, individually, or in the aggregate, have a Material Adverse Effect with respect to Parent.

                                   ARTICLE 5

                                   COVENANTS

          Section 5.1  Conduct of Business of the Company.  Except as
                       ----------------------------------

contemplated by this Agreement, during the period from the date of this

Agreement to the date on which a majority of the board of directors of the

Company shall consist of designees or representatives of Parent, the Company and each subsidiary shall
conduct its operations according to its ordinary course of business consistent with past practice and shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve existing relationships with licensors, licensees,

suppliers, contractors, distributors, customers and others having business relationships with it to the end that their goodwill and ongoing businesses shall be unimpaired at the date on which a majority of the board of directors of the Company shall consist of designees or representatives of Parent.

Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, or as required by law or contract existing on the date hereof, prior to the date on which a majority of the board of directors of the Company shall consist of designees or representatives of

Parent, neither the Company nor any of its subsidiaries shall, without the prior written consent of Parent:

          (a)  (x)  declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except

     (A) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) dividends and distributions in the ordinary course of business by any other subsidiary to its parent and (C) that the Company may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.01 per share on the shares of Company Common Stock (with usual record and payment dates and in accordance with its past dividend policy)), (y) split, combine or reclassify any
     of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z), except for the redemption of the Rights and the

     Series B Preferred Stock, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b)  authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) (other than (x) upon exercise of options outstanding on the date hereof, as in effect on the date hereof or as amended pursuant hereto, (y) in connection with any employment agreements between the Company or any of its subsidiaries and the employees thereof, as in effect on the date hereof, and in each case subject to the provisions of Section 3.2 or 5.10 hereof, or (z) sales of capital stock of any wholly owned
     subsidiary of the Company to the Company or another wholly owned subsidiary of the Company) provided, however, and not in limitation of the foregoing, no additional equity securities or rights to purchase equity securities will be granted after the date hereof;

          (c)  except as provided in Section 3.2 or 5.10 hereof, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or, except in the ordinary course of business consistent with past practice with respect to employees of the Company or any of its subsidiaries increase in any manner the compensation or fringe benefits of any director, officer or, except in the ordinary course of business consistent with past practice with respect to employees of the Company or any of its subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of employees or directors of the Company or any of its subsidiaries, other than contributions to the directors trust fund created pursuant to the Advisory Directors Plan Trust Agreement in the ordinary course of business and consistent with past practice; provided, however,
                                                           --------  -------

     that notwithstanding the foregoing, any amendments required to be made to the provisions of any employee pension plan which is intended to be qualified under Section 401(a) of the Code in order to maintain such qualified status may be made;

          (d)  amend its certificate of incorporation, by-laws or other comparable charter or organizational documents or alter through merger,

     liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary not constituting an inactive subsidiary of the Company;

          (e)  acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or

     (y) any assets that are material, individually or in the aggregate, to the

     Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (f)  sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets,

     except sales of (i) inventory in the ordinary course of business consistent with past practice, (ii) properties or assets (A) with a value of less than $10,000,000 individually but not more than $25,000,000 in the aggregate, (B) that are currently being marketed or sold by the Company pursuant to the Company's January 1994 restructuring plan to the extent set forth in Section 5.1(f) of the Disclosure Schedule or (C) with respect to which a definitive agreement has been entered into by the Company prior to September 12, 1994 (provided that no material
                            --------
     modification or amendment shall be made to any such agreements), (iii)

     sales of accounts receivable in the ordinary course of business, (iv)

     sales or pledges of accounts receivable, or mortgages of other property in connection with certain financings or refinancings outside of the United

     States, in an aggregate amount of such financings or refinancings not to exceed $250 million, subject to the terms of any such refinanced debt not becoming materially more restrictive to the Company and the Company paying only market fees related thereto and (v) in connection with capital expenditures permitted to be expended by the Company pursuant to Section

     5.1(h);

          (g)  except in the ordinary course of business consistent with past practice and except for (i) an increase in the amount of up to $300 million of the amount available or outstanding under the Amended and

     Restated Credit Agreement dated as of August 16, 1994 between the Company and Citibank, as amended and (ii) the refinancing of two issues of industrial revenue bonds in an aggregate outstanding principal amount of

     $40,000,000, subject in the case of (i) and (ii) to the terms of such refinanced debt instruments not becoming materially more restrictive to the Company and the Company paying only market fees related thereto, (y)

     incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than (A) guarantees by the Company in favor of any of its wholly owned subsidiaries or by any of its subsidiaries in
     favor of the Company or (B) guarantees of subsidiaries or, in the ordinary course of business, 50% owned affiliates of the Company, in an aggregate amount not exceeding $10,000,000, on market terms (including fees)), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans,

     advances or capital contributions to, or investments in, any other person,

     other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (h)  expend funds for capital expenditures other than in accordance with the Company's current capital expenditure plans;

          (i)  waive, release, grant, or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

          (j)  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (k)  enter into or amend any material collective bargaining agreement, other than in the ordinary course of business;

          (l)  change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board;

          (m)  make any tax election or settle or compromise any income tax liability or file the 1994 federal income tax return prior to the last day

     (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

          (n)  settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of

     $1,000,000 and in the aggregate in an amount in excess of $10,000,000,

     other than in consultation and cooperation with Purchaser, and, with respect to any such settlement, with the prior written consent of

     Purchaser;

          (o)  take any action which would cause any debt securities of the

     Company or any of its subsidiaries to no longer be listed on any national securities exchange or registered pursuant to Section 13 or 15(d) of the

     Exchange

     Act, other than with respect to any such debt securities that have become due as a result of the maturity thereof; or

          (p)  authorize any of, or commit or agree to take any of, the foregoing actions.

          Section 5.2  Conduct of Business of Purchaser.  During the period
                       --------------------------------

from the date of this Agreement to the Effective Time, Purchaser shall not engage in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

          Section 5.3  No Solicitation.  Except with respect to divestitures in
                       ---------------

accordance with the Company's January 1994 restructuring plan, neither the

Company nor any of is subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, (a) solicit,

initiate, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the

Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation,

dissolution or similar transaction involving the Company or any of its subsidiaries (other than the transactions contemplated by this Agreement or the Conditional Purchase/Stock Option Agreement) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or the exercise of the Conditional Purchase Right or which would or could reasonably be expected to materially dilute the benefits to Purchaser of the transactions contemplated hereby (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the
                                           --------  -------

foregoing clauses (a) and (b) shall not prohibit the Company from (i)

furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made a Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a Transaction Proposal or

(iii) following receipt of a Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendations, but in each case referred to in the foregoing clauses (i) through (iii) only after the Board of Directors of the Company concludes in good faith that such action is necessary or appropriate in order for the Board of Directors
of the Company to act in a manner which is consistent with its fiduciary obligations under applicable law.  If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent of the terms and conditions of such proposal and the identity of the person making it and shall keep Parent generally informed with reasonable promptness of any steps it is taking pursuant to the proviso of the first sentence with respect to such Transaction Proposal.

          Section 5.4  Access to Information.  (a)  The Company shall, and
                       ---------------------

shall cause each of its subsidiaries to, afford to Purchaser and Parent and to the officers, employees, counsel, financial advisors, environmental consultants and other representatives of Purchaser and Parent ("Parent Representatives")

reasonable access during normal business hours during the period prior to the

Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish as promptly as practicable to Purchaser, Parent and Parent Representatives such information concerning its business,

properties, financial conditions, operations and personnel as they may from time to time reasonably request.  Parent and Purchaser will hold, and will cause the Parent Representatives to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 1994, between Kohlberg Kravis

Roberts & Co. and the Company (the "Company Confidentiality Agreement"),

provided that

Parent and Purchaser may disclose any such nonpublic information to lenders or potential lenders who are advised of the confidentiality of such information to the extent necessary to satisfy the condition set forth in clause (iv) of the first paragraph of Annex A hereto.  The Company and Parent hereby agree that the terms and provisions of the Company Confidentiality Agreement, other than with respect to the use of Evaluation Material (as defined in the Company

Confidentiality Agreement), shall be superseded by this Agreement.

          (b)  Parent shall use its reasonable best efforts to make available to the Company and to the officers, employees, counsel, financial advisors and other representatives of the Company reasonable access during normal business hours during the period prior to the Effective Time to all the properties,

books, contracts, commitments, personnel and records of Holdings and, during such period, Parent shall use its reasonable best efforts to furnish as promptly as practicable to the Company such information concerning the business, properties, financial conditions, operations and personnel of

Holdings as the Company party may from time to time reasonably request.  The

Company will hold, and will cause its directors, officers, partners, employees,

accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Parent and Holdings in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 11, 1994, between Holdings and the Company.

          (c)  No investigation pursuant to this Section 5.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          Section 5.5  Notification.  Each of the Company, Parent and Purchaser
                       ------------

will, in the event of, or promptly after obtaining knowledge of the occurrence

(or non-occurrence) or threatened occurrence (or non-occurrence) of, any fact or event which would cause or constitute a material breach of or failure of any of the representations and warranties, covenants or conditions set forth herein or, in the case of the Company, would constitute or result in a Material

Adverse Effect, give notice thereof to each other party hereto and will use its reasonable efforts to prevent or promptly to remedy such breach or satisfy such conditions; provided, however, that the delivery of, or failure to deliver, any
            --------  -------

notice pursuant to this Section 5.5 shall not limit or otherwise affect any remedies available hereunder.

          Section 5.6  Best Efforts.  Upon the terms and subject to the
                       ------------

conditions herein provided, each of the parties hereto agrees (subject to the last sentence of Section 5.9 and to Section 8.3(f)) to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article 6 and Annex A are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions
contemplated by this Agreement and the Conditional Purchase/Stock Option

Agreement, including, without limitation, using its best efforts to obtain all necessary waivers, consents and approvals, and effecting all necessary registrations and filings in accordance with Section 5.7.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.  The Company and

Parent and Purchaser will execute any additional instruments necessary to consummate the transactions contemplated hereby.

          Section 5.7  Certain Filings, Consents and Arrangements.  Parent,
                       ------------------------------------------

Purchaser and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained

(or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any United States or foreign law or regulation or from any Governmental Entity or third parties, including parties to loan agreements, in connection with the transactions contemplated by this

Agreement, including the Offer and the Merger, and the Conditional

Purchase/Stock Option Agreement and (ii) subject to the last sentence of

Section 5.9 and to Section 8.3(f), in promptly making any such filings,

furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

          Section 5.8  Public Announcements.  The initial press release with
                       --------------------

respect to the transactions contemplated hereby shall be mutually satisfactory to the parties hereto and thereafter, except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with a national securities exchange, no party shall issue any press release or make any public filings relating to the transactions contemplated by this Agreement,

including the Offer and the Merger, and the Conditional Purchase/Stock Option

Agreement, without affording the Company, on the one hand, and Parent, on the other hand, the opportunity to review and comment upon such release or filing.

          Section 5.9  Antitrust Filings and Divestitures.  The Company and
                       ----------------------------------

Parent shall, as promptly as practicable, file notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the

Antitrust Division of the Department of Justice (the "Antitrust Division") and

make any other necessary filings with the applicable Government Entities related to the transactions contemplated by this Agreement, including the Offer and the Merger, and the Conditional Purchase/Stock Option Agreement and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division or such other Governmental

Entities for additional information or documentation.  Provided that following receipt of such approvals Purchaser (or one of its affiliates) acquires at least 28,138,000 Shares pursuant to the Offer and/or the Conditional

Purchase/Stock Option Agreement, the

Company agrees to make any and all divestitures or undertakings required by the

FTC, the Antitrust Division or any other applicable Governmental Entity in connection with the transactions contemplated by this Agreement and the

Conditional Purchase/Stock Option Agreement, which divestitures in each case shall be reasonably acceptable to Parent and Purchaser.

          Section 5.10  Employee Benefits.
                        -----------------

          (a) Prior to the occurrence of a "Change in Control" as defined in the Supplemental Benefit Trust Agreement between the Company and Wachovia Bank of North Carolina, N.A. (the "Trust Agreement"), the Company shall take all such action as may be necessary so that no funding of the Trust created thereunder shall occur as a result of the transactions contemplated by this

Agreement.  The Trust Agreement shall be amended prior to a Change in Control to permit the disposition of all Common Shares it holds.  The Company may amend the plans listed in Section 5.10(a) of the Disclosure Schedule that would have been required to be funded pursuant to the terms of the Trust Agreement in a manner which provides for a lump-sum distribution to, but does not result in the constructive receipt of compensation by, a covered employee of his or her deferred compensation thereunder in the event of the involuntary termination or normal retirement (under the Employees Retirement Income Plan) of such employee.

          (b)  Prior to the Effective Time, Purchaser shall not request that the Company cancel, and the Company shall be under no obligation to cancel, the

CORE Management Arrangements.  For this purpose, "CORE Management Arrangements"

mean those
agreements between the Company and the executives so designated by the Company and disclosed in Section 5.10(b) of the Disclosure Schedule which provide for certain payments and benefits in the event of certain terminations of employment.

          (c)  The Purchaser (or its affiliate) shall continue the Company's

Non-Exempt Associate Assistance Program and  Exempt Associate Assistance

Program, on terms no less favorable than the terms in existence on the date hereof, for the one-year period following the Effective Time.  The Company shall maintain, for the two-year period following the Effective Time, employee plans and programs which are substantially similar in the aggregate to those pension and welfare plans maintained for employees of the Company generally.

          (d)  Neither the Company nor any of its affiliates shall accelerate the payment of any deferred award under any bonus plan or arrangement nor award or pay any pro rata awards thereunder as a result, or in anticipation, of the transactions contemplated by this Agreement; provided that the Company may pay the 1994 annual bonuses pursuant to its Management Incentive Plan or other similar annual bonus plan in a manner which is consistent with past practice and the achievement of goals set forth therein.

          (e)  The Company shall ensure that no prohibited transaction (within the meaning of Section 406 of ERISA or 4975 of the Code) shall occur with respect to any Company Plan as a result of the transactions contemplated by this Agreement.

          (f)  With respect to any of the eleven individuals listed in Section

5.10(f) of the Disclosure Schedule, in lieu of any other severance arrangement for such individual, the Company shall pay such individual in the event of that individual's termination by the Company after a "Change in Control" without

"Cause" (as those terms are defined in the Core Management Agreements referred to in Section 5.10(b)) a cash severance amount equal to twelve months of salary.  The special severance payments set forth in this Section 5.10(f) shall no longer be applicable when twelve (eighteen for that individual next to whose name an asterisk appears in Section 5.10(f) of the Disclosure Schedule) months have elapsed after the Change in Control.  For any executive listed on Schedule

5.10(g), such executive's letter of employment shall be modified so that a termination without cause prior to the second anniversary of a Change in

Control (as defined in such letters) shall include a termination by the executive due to the occurrence of any one of the following events without his advance consent:

         i.    the executive's office is relocated to a different city;

        ii. the executive's base salary is reduced or executive's bonus opportunity is materially lower than other Company executives of comparable rank;

       iii. there is a material diminution in the nature or scope of the authority or responsibilities attached to the executive's position. A diminution in nature or scope of authority or responsibilities will not be deemed to occur simply because the company or business in which the executive is engaged has changed in size or structure; or

        iv. in the case of the executive next to whose name a double asterisk appears in Section 5.10(g) of the

               Disclosure Schedule, the business (either separately or as part of a larger business unit) in which the executive is engaged is sold or otherwise disposed of.

          Section 5.11  Indemnification and Insurance.  (a)  The Certificate of
                        -----------------------------

Incorporation and By-laws of the Surviving Corporation shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in Articles VI and VII of the Restated Certificate of

Incorporation set forth in Exhibit A hereto and Article X of the By-laws of the

Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the

Company.

          (b)  Surviving Corporation shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors and officers' liability insurance; provided that the Surviving Corporation shall not be required to spend in excess of a $3,000,000 annual premium therefor; provided further that if the Surviving Corporation would be required to spend in excess of a $3,000,000 premium per annum to obtain insurance having the maximum available coverage under the current policies, the

Surviving Corporation will be required to spend $3,000,000 to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage.

          (c)  In furtherance of and not in limitation of the preceding paragraph, Parent and Purchaser agree that the officers and directors of the

Company that are defendants in all litigation commenced by shareholders of the

Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) Purchaser's offer or proposal to acquire the

Company including, without limitation, any and all such litigation commenced on or after the date of the Letter Agreement (as defined herein) (the "Subject

Litigation") shall be entitled to be represented, at the reasonable expense of the Company, in the Subject Litigation by one counsel (and New Jersey counsel if appropriate and one local counsel in each jurisdiction in which a case is pending) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither the Company nor the Surviving

Corporation nor Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in paragraph 5.11(a)

shall be that such officer/director defendant not have settled any Subject

Litigation without the consent of Parent or the Surviving Corporation; and

provided further that the Surviving Corporation and Parent shall have no obligation hereunder to any
officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-

appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

          Section 5.12  Redemption of Series B Preferred Stock.  Without
                        --------------------------------------

limiting the conditions to the Offer set forth in Annex A hereto and provided that the Minimum Condition is satisfied without having been waived or lowered,

the Company will, promptly after consummation of the Offer, in the manner and to the extent permitted by the Charter, redeem all of its outstanding shares of

Series B Preferred Stock prior to any record date in connection with the Merger at the amount provided for redemption in the Charter, and the Company agrees,

subject to first obtaining any required approvals under its debt instruments or other agreements to which the Company is subject, promptly to commence taking all steps necessary to effect such redemptions.

          Section 5.13  Certain Agreements.  Neither the Company nor any
                        ------------------

subsidiary will waive any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of

Parent, unless the board of directors of the Company or such subsidiary concludes in good faith that waiving such provision is necessary or appropriate in order for the Board of Directors of the Company to act in a manner which is consistent with its fiduciary obligations under applicable law.

          Section 5.14   Redemption of Rights.  The Company will redeem all
                         --------------------

outstanding Rights at a redemption price of one and two-thirds cents per Right effective immediately prior to the acceptance for exchange of any Shares pursuant to the Offer, provided that the Minimum Condition will be satisfied in the Offer.  The Company will amend the Rights Agreement in accordance with

Section 4.1(o) hereof prior to the acceptance for payment of any Shares pursuant to the Offer if the Minimum Condition is waived to permit only such purchase of Shares.  The Company and Parent hereby agree that if the Company amends any provision of the Rights Agreement in connection with a Transaction

Proposal or with respect to any Person (as defined in Section 7.1(f)) or if the application of the Rights Agreement or any provision thereof is enjoined with respect to any Person or Transaction Proposal or if the Company agrees to redeem the Rights on terms more favorable than the terms set forth with respect to Parent and Purchaser in this Agreement (any of such events, a "Third Party

Rights Amendment") in a manner that makes such Third Party Rights Amendment less restrictive with respect to such Person, or in connection with such

Transaction Proposal, or is otherwise more favorable with respect to such

Person, or in connection with such Transaction Proposal, than the Rights

Agreement as then in effect with respect to Parent and Purchaser, the Company shall be deemed (if and to the extent possible and without derogating the obligations of the Company pursuant to the next sentence), without the necessity of any action by the Company or the Rights Agent, to have so amended the Rights Agreement with respect to

Parent and Purchaser to the same extent or to have agreed to redeem the Rights with respect to Parent and Purchaser on terms as favorable.  The Company agrees to notify Parent promptly of any Third Party Rights Amendment and simultaneously with the execution of the Third Party Rights Amendment to execute a written amendment to the Rights Agreement with respect to the foregoing.

          Section 5.15  Affiliates and Certain Stockholders.  Prior to the
                        -----------------------------------

Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule

145 under the Securities Act.  The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the

Closing Date a written agreement substantially in the form attached as Exhibit

B hereto.  Parent shall not be required to cause Holdings to maintain the effectiveness of the Form S-4 or any other registration statement under the

Securities Act for the purposes of resale of Holdings Common Stock by such affiliates and the certificates representing Holdings Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.15.

          Section 5.16  Proxy Solicitation For Shareholders' Meeting.  If
                        --------------------------------------------

approval of the Company's shareholders is required by applicable law in order to consummate the Merger, the Company, Purchaser and Parent agree that, if the

Company or Parent is
advised by its respective or joint proxy solicitors prior to the Shareholders'

Meeting that a vote in favor of the Merger is not likely to be obtained at the

Shareholders' Meeting, the Shareholders' Meeting shall, at the request of the

Independent Directors, be adjourned from time to time, provided that in no event will the Shareholders' Meeting be required hereunder to be held more than sixty days from the date that the Proxy Statement was first mailed to the

Company's shareholders, which sixty day period shall be extended by the number of days, if any, that the Company or Parent is enjoined from soliciting proxies for the Merger in connection with the Shareholders' Meeting or that the holding of the Shareholders Meeting or the vote thereat is enjoined.

                                   ARTICLE 6

                   CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 6.1  Conditions to Each Party's Obligations to Effect the
                       ----------------------------------------------------

Merger.  The respective obligation of each party to effect the Merger is
- ------

subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  If required by New Jersey law or the Charter, the Company

     Shareholder Approval shall have been obtained;

          (b)  any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

          (c)  Shares shall have been purchased pursuant to the Offer;

          (d)  The Form S-4 shall have become effective, and any required post-

     effective amendment shall have become
     effective, under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the

     Holdings Common Stock to be exchanged for Common Stock shall have been complied with; and

          (e)  no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Merger,

     whether temporary, preliminary or permanent; provided, however, that the
                                                  --------  -------

     parties hereto shall use their best efforts to have any such order, decree or injunction vacated.

          Section 6.2  Conditions to Obligation of the Company.  If fewer than
                       ---------------------------------------

66 2/3% of the Shares outstanding on a fully diluted basis (other than dilution due to the Rights) shall have been accepted for exchange in the Offer, the obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)  The representation and warranty of Purchaser and Parent set forth in Section 4.2(i) of this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

          Section 6.3  Conditions to Obligations of Purchaser and Parent to
                       ----------------------------------------------------

Effect the Merger.  If fewer than 66 2/3% of the Shares
- -----------------
outstanding on a fully diluted basis (other than dilution due to the Rights)

shall have been accepted for exchange in the Offer, the obligations of

Purchaser and Parent to effect the Merger are further subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a)  The representation and warranty of the Company set forth in

     Section 4.1(g) of this Agreement shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

          (b)  The Company shall have performed in all material respects the affirmative covenants required to be performed by it under Sections 5.1

     (except to the extent the same would not cause a Material Adverse Effect with resect to the Company), 5.9, 5.12 and 5.14 of this Agreement at or prior to the Closing Date;

          (c) The representation and warranty of the Company set forth in

     Section 4.1(e) of this Agreement, applied mutatis mutandis to the SEC
                                               ------- --------

     Documents filed by the Company with the SEC since the date of the

     Agreement, shall be true and correct in all material respects as of the

     Closing Date as though made on and as of the Closing Date.

Notwithstanding the foregoing, the obligations of the Company or Purchaser and

Parent to effect the Merger are not subject to the satisfaction or waiver of any of the conditions set forth in this Section 6.2 or 6.3 to the extent that the failure of any such condition to be satisfied is the result of any action approved by a majority of those directors of the Company who are designees or representatives of Parent or to the extent the same results from affirmative action taken by the Company with the knowledge of the board of directors while a majority of the directors of the Company consists of persons designated or elected by Parent.

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

          Section 7.1  Termination.  This Agreement may be terminated and the
                       -----------

Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective

Time:

          (a)  by mutual written consent of Parent, Purchaser and the Company;

          (b)  by Parent or the Company, if any court of competent jurisdiction or other governmental body located or having jurisdiction within the

     United States or any country or economic region in which either the

     Company or Parent, directly or indirectly, has material assets or operations, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c)  by Parent if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions to the Offer set forth in Annex A hereto Purchaser shall have terminated the Offer, unless such termination shall have been caused by or resulted from the failure of

     Parent or Purchaser to perform in any material respect their material covenants and agreements contained in this

     Agreement.

          (d)  by Parent, if the Company shall have modified or amended in any respect materially adverse to Parent or Purchaser or withdrawn its approval or recommendation of the Offer, the Merger or this Agreement,

     provided that any communication that advises that the Company has received
     --------

     a Transaction Proposal or is engaging in an activity permitted by clauses

     (i) or (ii) of the proviso to the first sentence of Section 5.3 hereof with respect to a Transaction Proposal and that takes no action or position with respect to the Offer, the Merger, this Agreement or any

     Transaction Proposal shall not be deemed to be a withdrawal, modification or amendment of the Company's approval or recommendation of the Offer, the

     Merger or this Agreement and provided, further, that a "stop-look-and-
                                  --------  -------

     listen" communication with respect to the Offer, the Merger or this

     Agreement of the nature contemplated in Rule 14d-9(e) under the Exchange

     Act made by the Company as a result of a Transaction Proposal (whether or not a tender offer), without more, shall not be deemed to be a modification or amendment of the Company's approval or recommendation of the Offer, the Merger or this Agreement that is materially adverse to

     Parent or Purchaser, if within 10 business days after the date of such communication the Company shall have reaffirmed its recommendation of the

     Offer, the Merger and this Agreement;

     (e)  by Parent if the Company shall have (i) entered into any definitive agreement to effect the transaction contemplated by a Transaction Proposal,

(ii) recommended any Transaction Proposal from a person other than Parent or

Purchaser or any of its affiliates or (iii) resolved to do any of the foregoing;

          (f)  by Parent, if any corporation (including the Company or any of its subsidiaries), partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its subsidiaries (collectively, "Persons") shall have become the beneficial owner of more than 35% of the outstanding Shares (excluding any dilution due to the Rights)(an "Alternative Acquisition");

          (g)  by the Company if (i) due to an occurrence or circumstance that would result in a failure to satisfy any of the conditions set forth in

     Annex A hereto Purchaser shall have terminated the Offer, unless such termination shall have been caused by or resulted from the failure of the

     Company to perform in any material respect its material covenants and agreements contained in this Agreement or (ii) prior to the purchase of

     Shares pursuant to the Offer, any person shall have made a bona fide

     Transaction Proposal (A) that the Board of Directors of the Company determines in its good faith judgement is more favorable to the Company's shareholders than the Offer and the Merger and (B) as a result of which the Board of Directors concludes in good faith that termination of this Agreement is necessary or appropriate in order for the Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law, provided that such
                                                          --------

     termination under this clause (ii) shall not be effective until payment of the full fee and expense reimbursement required by Section 8.3(b) hereof;

          (h)  by Parent or the Company if, without fault of the terminating party, the Effective Time shall not have occurred on or before June 30,

     1995 (provided, that the right to terminate this Agreement under this
           --------

     Section 7.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to have been consummated within such period);

          (i)  by the Company if (i) on or after December 15, 1994, the termination date of the waiver granted to the Company of the provisions of

     Subsection 6.01(j)(iii) of the Credit Agreement dated as of August 16,

     1994 among the Company and the banks party thereto (the "Credit

     Agreement") shall not then extend past December 15, 1994 and (ii) the

     Company (A) shall have received written notice from the Administrative

     Agent (as defined in the Credit Agreement) pursuant to the terms of the

     Credit Agreement that, as a result of the applicability of the provisions of Subsection 6.01(j)(iii) of the Credit Agreement, all amounts payable under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) shall have become and be forthwith due and payable (and provided that this Agreement shall be deemed to be terminated hereby without any further action by any party immediately prior to the receipt by the Company of such notice), (B) shall have been advised in writing by the Administrative Agent that, as a result of the provisions of Subsection 6.01(j)(iii) of the Credit Agreement, the

     Required Banks (as defined in the Credit Agreement) have requested or consented to such action or (C) the Company shall reasonably believe either such action referred to in (A) or (B) above to be imminent based on communications with the Administrative Agent, any of the banks party to the Credit Agreement or representatives thereof; or

          (j)  by Parent or the Company if any required approval of the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------

and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 7.2, Section 1.3(a), Section 2.8(c), Section 4.1(j), the last sentences of Sections 5.4(a) and (b), Section 5.14, Section 8.1 and Section

8.3.  Nothing contained in this Section
shall relieve any party from liability for any breach of the covenants or agreements contained in this Agreement.

          Section 7.3  Amendment.  Subject to Section 1.3(c), this Agreement
                       ---------

may be amended or supplemented at any time before or after the date on which a majority of the board of directors of the Company shall consist of designees or representatives of Parent but, after such date, no amendment shall be made which decreases or increases the Final Exchange Ratio or which adversely affects the rights of the Company's shareholders hereunder without the approval of the Company and such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

          Section 7.4  Extension; Waiver.  Subject to Section 1.3(c), at any
                       -----------------

time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein of the other parties hereto or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

          Section 8.1  Non-Survival of Representations and Warranties.  Except
                       ----------------------------------------------

for Section 2.8(c) and 4.1(j), the representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

          Section 8.2  Entire Agreement; Assignment.  This Agreement and the
                       ----------------------------

other agreements (other than the Letter Agreement (as defined below) which has been superseded by this Agreement except to the extent the terms of the Letter

Agreement are expressly referred to herein) referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and, except as provided herein, supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations or those of Purchaser, and Purchaser may assign its rights and obligations, to

Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder if such assignee does not perform such obligations.

          Section 8.3  Fees and Expenses.  (a)  The Company shall promptly, but
                       -----------------

in no event later than two business days following written notice thereof,

together with related bills or receipts, reimburse Parent and Purchaser for all of their Expenses (as
defined below) as incurred from time to time in an aggregate amount of up to

$15,000,000, against which aggregate amount Expenses actually reimbursed (other than the fee in the amount of $20,000,000 (the "Initial Advisory Fee")

reimbursed by the Company upon the execution of that certain letter agreement dated September 11, 1994 between Parent and the Company (the "Letter

Agreement")) under the Letter Agreement may be credited.  For purposes of this

Section 8.3, "Expenses" shall include all out-of-pocket expenses and fees including the fees and disbursements of counsel, financial printers, experts,

consultants and accountants, as well as all fees and expenses payable to investment banking firms and other financial institutions and their respective agents and counsel, whether incurred prior to, on or after the date hereof,

incurred in connection with the transactions contemplated by this Agreement,

the Letter Agreement and the Conditional Purchase/Stock Option Agreement.  The

parties acknowledge that the reimbursement of the Initial Advisory Fee shall not limit the reimbursement of any additional advisory fees paid by Parent or

Purchaser to non-affiliates of Purchaser.

          (b)  If (i) (x) prior to termination of this Agreement, any Person shall have commenced, publicly proposed or communicated to the Company a

Transaction Proposal (a "Pre-Termination Transaction Proposal") (y) this

Agreement is  terminated pursuant to Section 7.1 and (z) on or prior to June

30, 1996, any Person who commenced, publicly proposed or communicated to the

Company a Pre-Termination Transaction Proposal enters into any definitive agreement to effect the
transaction contemplated by such Transaction Proposal (whether or not related to such Pre-Termination Transaction Proposal) or effects an Alternative

Acquisition; or (ii) prior to the purchase of Shares pursuant to the Offer,

this Agreement is terminated pursuant to Section 7.1(d) (other than solely in the event that the average of the closing sales prices of the Holdings Common

Stock as reported on the New York Stock Exchange Composite Tape for the

Valuation Period is less than the price per share that would yield an Exchange

Ratio of 2.375 or less without giving effect to the proviso in the definition of Exchange Ratio) or (iii) prior to the purchase of Shares pursuant to the

Offer, this Agreement is terminated pursuant to Section 7.1(e), 7.1(f) or clause (ii) of Section 7.1(g); then in each case the Company shall promptly,

but in no event later than one business day after the first of such events shall occur, pay Kohlberg Kravis Roberts & Co. ("KKR & Co.") a fee of

$30,000,000 in cash, which amount shall be payable in same day funds.  No more than $30,000,000 in aggregate shall be payable to KKR & Co. pursuant to this

Section  8.3(b), and no fee shall be payable to KKR & Co. pursuant to this

Section 8.3(b) if $30,000,000 has been paid to KKR & Co. pursuant to Section

8.3(c).

          (c)  If Parent, together with any subsidiary or affiliate of Parent including Purchaser) shall acquire beneficial ownership (in one or more transactions) of a majority of the outstanding shares of Common Stock, then the

Company shall promptly, but in no event later than one business day after such event shall occur, pay KKR & Co. a fee of $30,000,000 in cash, which amount shall be payable in same day funds. No fee shall be payable to

KKR & Co. pursuant to this Section 8.3(c) if $30,000,000 has been paid to KKR

& Co. pursuant to Section 8.3(b).

          (d)  If the fee of $30,000,000 in cash required to be paid by the

Company to KKR & Co. pursuant to Section 8.3(b) or 8.3(c) hereof (the

"Transaction Fee") is not paid within five business days after the events set forth in such Sections requiring payment of the Transaction Fee occur, KKR &

Co., at its sole option, may demand (the "Fee Demand") that the Company tender to KKR & Co., immediately in satisfaction of the Transaction Fee, such number of shares (rounded to the nearest whole share) of (i) Common Stock ((A) if it is publicly traded and (B) which at the request of KKR & Co. shall be issued in shares of treasury stock, if available) or (ii), at the sole option of KKR &

Co. if the Conditional Purchase Right shall have been exercised, and the

Company shall at the time own Holdings Common Stock that is not subject to any other call or exchange right, Holdings Common Stock equal to (x) $30,000,000 divided by (y) the Average Market Price.  For purposes of this Section 8.3(d)

"Average Market Price" shall mean the average of the average of the high and low prices of Common Stock, or Holdings Common Stock, as the case may be, as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading  days immediately preceding the second trading day prior to the Fee Demand.  The Company acknowledges that it is obligated hereunder to pay the Transaction Fee in cash and that such obligation is not derogated in any respect by the existence of the option of

KKR & Co. to seek satisfaction of such obligation by means of the Fee Demand.

          (e)  In addition to the other provisions of this Section 8.3, the

Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse

KKR & Co., Parent and Purchaser for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Expenses and the Transaction Fee as a result of any willful breach by the Company of its obligations under Section 8.3.

          (f)  Except as otherwise provided in this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Conditional

Purchase/Stock Option Agreement shall be paid by the party incurring such expenses (including, in the case of the Company, the costs of printing the

Schedule 14D-9 and any other filings to be printed, and in each case all exhibits, amendments or supplements thereto).  Notwithstanding the foregoing,

the costs and expenses of preparing and distributing the Proxy Statement and obtaining and complying with the antitrust requirements of any Governmental

Entity shall be paid by the Company.

          Section 8.4  Definitions.  For purposes of this Agreement:
                       -----------

          (a)  an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b)  "Material Adverse Change" or "Material Adverse Effect" means,

     when used in connection with any person, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, financial condition or results of operations of such person and its subsidiaries taken as a whole or adversely effects the ability of such person to consummate the transactions contemplated by this Agreement in any material respect;

          (c)  "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

     and

          (d)  a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) are owned directly or indirectly by such first person and includes, in addition,

     with respect to the Company, BCPO and Borden Chemicals and Plastics

     Limited Partnership ("BCPLP").  Notwithstanding anything to the contrary contained herein,
     neither BCPO nor BCPLP shall be a "subsidiary" for the purposes of Article

     V hereof.

          Section 8.5  Gains and Transfer Taxes.  Any liability with respect to
                       ------------------------

the transfer of the property of the Company arising out of the New York State

Real Property Gains Tax, the New York State Real Estate Transfer Tax or the New

York City Real Property Transfer Tax shall be borne by the Company and expressly shall not be the liability of the shareholders of the Company.

          Section 8.6  Interpretation.  When a reference is made in this
                       --------------

Agreement to a Section, Exhibit or Schedule, such reference shall be to a

Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          Section 8.7  Parties in Interest.  This Agreement shall be binding
                       -------------------

upon and inure solely to the benefit of each party hereto, and, with respect to the provisions of Section 5.11 and 8.3, shall inure to the benefit of the persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof.  Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.8  Notices.  All notices, requests, claims, demands and
                       -------

other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express,

providing proof of delivery.  All communications hereunder shall be delivered to the respective parties at the following addresses:

          If to Parent or Purchaser:

                              c/o Kohlberg Kravis Roberts & Co.
                              9 West 57th St.
                              New York, New York  10019
                              Attention:  Clifton S. Robbins

                                        with a copy to:

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, New York 10017
                              Attention:  David J. Sorkin

                    if to the Company:

                              180 East Broad Street
                              Columbus, Ohio  43215
                              Attention:  Frank J. Tasco

                    with a copy to:

                              Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York  10019
                              Attention:  Andrew R. Brownstein, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          Section 8.9  Non-Recourse.  Notwithstanding anything that may be
                       ------------

expressed or implied in this Agreement, Parent covenants, agrees and acknowledges and the Company, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that notwithstanding that Parent is a partnership no recourse under this Agreement or the Conditional Purchase/Stock Option Agreement or any documents or instruments delivered in connection with this Agreement or the Conditional

Purchase/Stock Option Agreement shall be had against any officer, agent or employee of Parent or against any partner of Parent or any director, officer,

employee, partner, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by an officer, agent or employee of Parent or any partner of Parent or any director, officer, employee,

partner, affiliate or assignee of any of the foregoing, as such for any obligations of Parent under the Agreement or any documents or instruments delivered in connection with this Agreement or the Conditional Purchase/Stock

Option Agreement or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that the foregoing limitation
                               --------  -------

of liability shall in no way constitute a limitation on the rights of the

Company to enforce any remedies it may have against the undistributed assets of

Parent for the collection of any obligations or liabilities in connection with this Agreement or the Conditional Purchase/Stock Option Agreement.

          Section 8.10  Governing Law.  This Agreement shall be governed by and
                        -------------

construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 8.11  Enforcement.  The parties agree that irreparable damage
                        -----------

would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New Jersey or the City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of (i) the United States District Court for the District

of New Jersey and the United States District Court for the Southern District of

New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute and (ii) the courts of the State of New Jersey and the State of New York otherwise, (b)

agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this

Agreement in any court other than such courts sitting in the State of

New Jersey or the State of New York.

          Section 8.12  Descriptive Headings.  The descriptive headings used
                        --------------------

herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 8.13  Counterparts.  This Agreement may be executed in two or
                        ------------

more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          Section 8.14  Severability.  Whenever possible, each provision or
                        ------------

portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid,

illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this

Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid,
illegal or unenforceable provision or portion of any provision had never been contained herein.


          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                          WHITEHALL ASSOCIATES, L.P.


                                          By:  KKR Associates, a limited
                                               partnership, its General
                                               Partner


                                          By:  /s/ Henry Kravis
                                             ------------------------------
                                             Title:  General Partner


                                          BORDEN ACQUISITION CORP.


                                          By:  /s/ Clifton S. Robbins
                                             ------------------------------
                                             Name:  Clifton S. Robbins
                                             Title: President


                                          BORDEN, INC.


                                          By:  /s/ Allan I. Miller
                                             ------------------------------
                                             Name:  Allan I. Miller
                                             Title: Senior Vice President,
                                                    Chief Administrative
                                                    Officer and General
                                                    Counsel

                                                                    ANNEX A
                                                                    -------


The capitalized terms used herein have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") to
                 which this Annex A is attached.
- ----------------------------------------------------------------

                            CONDITIONS OF THE OFFER

          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for exchange, exchange or deliver any shares of Holdings Common Stock for, subject to Rule 14e-1(c) under the Exchange Act, any Shares tendered and may terminate or (subject to the terms of the Merger Agreement) amend the Offer or may postpone the acceptance for exchange of the Shares tendered, if immediately before acceptance for exchange of any such Shares (whether or not any Shares have theretofore been accepted for exchange pursuant to the Offer): (i) there shall not have been validly tendered and not properly withdrawn pursuant to the Offer a number of Shares which, when added to any Shares previously acquired by Parent or Purchaser (other than pursuant to the Conditional Purchase Right) represent more than 41% of the Shares outstanding on a fully diluted basis (other than dilution due to the Rights) (the "Minimum Condition"); (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated or the requisite approvals, authorizations or consents required by the Investment Canada Act, Canada's Competition Act and the European Community shall not have been obtained; (iii) the obtaining of all consents and waivers on terms satisfactory to Parent necessary in order that the consummation of the transactions contemplated by the Agreement and the Conditional Purchase/Stock Option Agreement not constitute (A) an event of default or an event which with or without notice or the passage of time would constitute an event of default under any indebtedness, partnership agreement or equityholders agreement of the Company or any subsidiary (or Borden Chemicals and Plastics Limited Partnership, Borden Chemicals and Plastics Operating Limited Partnership and T.M. Investors Limited Partnership) ("Indebtedness"), including, without limitation, the Company's Amended and Restated Credit Agreement dated as of August 16, 1994 with Citibank, N.A. as Administrative Agent and T.M. Investors Limited Partnership's Amended and Restated Credit Agreement dated as of
August 16, 1994 with Citibank, N.A. as Administrative Agent, or (B) an event which would individually or in combination with other events give rise to an obligation on the part of the Company to repay or repurchase any Indebtedness, partnership interest or equity interest, which event of default or other event described in clause (A) or (B) above would give rise to, with or without notice or the passage of time and taking into account any cross-acceleration or cross-default provisions, the obligation to repay prior to maturity or the acceleration of an aggregate of at least $25 million of Indebtedness or other obligations; (iv) the Company shall not have refinanced, or received commitments for refinancing or indications satisfactory to Parent from lenders that it will be able to refinance, in each case on market terms reasonably acceptable to Parent, the principal bank credit facilities of the Company and TMI, provided that such refinancing shall not be required to increase the available lines of credit under such facilities except to meet the working capital and other reasonable needs of the Company and its subsidiaries and shall principally be related to extending maturities and renegotiating repayment schedules under such facilities as appropriate to meet the business plan as determined by Parent and the Company; (v) the Form S-4 and any required post-effective amendment shall not have become effective, under the Securities Act and shall be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Holdings Common Stock to be exchanged for Common Stock shall not have been complied with; or (vi) any of the following shall occur and remain in effect and shall, in the reasonable judgment of Purchaser in any such case, make it inadvisable to proceed with the Offer or such acceptance for exchange of any of the Shares or to proceed with the Merger:

          (a) (i) any representation or warranty of the Company in the Agreement shall have been untrue as of the date of the Agreement and shall continue to be untrue, which untrue representations or warranties, in the aggregate, would have a Material Adverse Effect on the Company; or there has been a breach by the Company of any covenant or agreement set forth in the Agreement or the Conditional Purchase/Stock Option Agreement having a Material Adverse Effect on the Company which has not been cured; (ii) the SEC Documents filed by the Company with the SEC since the date of the Agreement did not comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and the SEC Documents (including any and all financial statements included therein), except to the extent revised or superseded by a subsequent filing with the SEC, as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the consolidated financial statements of the Company included in the SEC Documents filed since the date of the Agreement did not comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were not prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and did not fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (b) there shall be any United states or foreign statute, rule, regulation, decree, order or injunction promulgated, enacted, entered into or enforced by any Governmental Entity, that (i) restrains or prohibits the making or consummation of the Offer or the Merger or restrains or prohibits the performance of this Agreement or the Conditional Purchase/Stock Option Agreement, (ii) prohibits or materially limits the ownership or operation by Parent or Purchaser of all or any substantial portion of the business or assets of the Company or any of its subsidiaries or compels Parent or Purchaser to dispose of or to hold separate all or any substantial portion of the business or assets of the Company or any of its subsidiaries, or imposes any material limitation on the ability of Parent or Purchaser to conduct such business or own such assets or (iii) imposes material limitations on the ability of Parent or Purchaser (or any other affiliate of Parent or Purchaser) to acquire or hold or to exercise full rights of ownership of the Shares, including, but not limited to, the right to vote the Shares purchased by Purchaser on all matters properly presented to the shareholders of the Company; provided, however, that
                                                       --------  -------
Parent and Purchaser shall have used their best efforts to have any such decree, order or injunction vacated or reversed;

          (c) any change shall have occurred since the date hereof in the business, financial condition or results of operations of the Company or any of its subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company, including, without limitation, the commencement in respect of, or by, the Company of an involuntary, or voluntary, proceeding under any applicable bankruptcy law, decree, order or any other case or proceeding adjudging the Company a bankrupt or insolvent, or the condition of the Company is such that it is unable to pay all of its liabilities as such liabilities mature or has unreasonably small capital for conducting the business theretofore or proposed to be conducted by it;

          (d) there shall have occurred (and the adverse effect of such occurrence shall, in the reasonable judgment of Purchaser, be continuing) (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) any extraordinary or material adverse change in United States financial markets generally, including, without limitation, a decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date hereof, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any Governmental Entity, on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States (other than in Haiti) which would reasonably be expected to have a Material Adverse Effect or materially adversely affect (or materially delay) the consummation of the Offer or (vi) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

          (e) the Agreement shall have been terminated in accordance with its terms or the Offer shall have been amended or terminated with the consent of the Company.

          The foregoing conditions are for the sole benefit of the Parent and Purchaser and may be asserted by the Parent or Purchaser regardless of the circumstances giving rise to any such condition and may be waived by the Parent or Purchaser in whole or in part, provided however, that if Purchaser shall
                                  -------- -------
have exercised the Conditional Purchase Right in whole or in part prior to the termination of the Offer Purchaser shall not be permitted to waive the Minimum Condition. The Parent's or Purchaser's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                      EXHIBIT A
                                                                      ---------


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  BORDEN, INC.

                         Pursuant to N.J.S. 14A:9-5(4)

                          Dated:               , 1994
                                  -------------


          THE UNDERSIGNED corporation certifies that it has adopted the following restated certificate of incorporation:


                                   ARTICLE I

                                 Corporate Name

          The name of the corporation is Borden, Inc.


                                   ARTICLE II

                                    Purpose


          The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE III

                                 Capital Stock

          1.  Authorized Shares

          The corporation is authorized to issue 300,000,000 shares $.01 par value

          2.  Pre-emptive Rights

          The shareholders of the corporation shall not have pre-emptive rights.

          3.  Shareholder Vote Required

          The affirmative vote of a majority of votes cast by the shareholders shall be required to authorize or approve any action or matter to be voted upon by the shareholders, except that directors shall be elected as provided by law.


                                   ARTICLE IV

                          Registered Office and Agent

          The address of the corporation's current registered office is 65

Livingston Avenue, Roseland, New Jersey 07068; the name of the corporation's current registered agent at that address is John R. MacKay 2nd.


                                   ARTICLE V

                           Current Board of Directors

          The current board of directors consists of three persons whose name and addresses are as follows:

               Clifton S. Robbins
               9 West 57th Street
               New York, New York 10019

               Scott M. Stuart
               9 West 57th Street
               New York, New York 10019

               Alexander Navab
               9 West 57th Street
               New York, New York 10019


                                   ARTICLE VI

                                Indemnification

          Every person who is or was a director or an officer of the corporation shall be indemnified by the corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or an officer of or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or an officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred.  During the pendency of any such proceeding, the corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or an officer in connection with the proceeding, subject to the receipt by the corporation of an undertaking as required by law.


                                  ARTICLE VII

                  Personal Liability of Directors or Officers

          A director or officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation

Act.


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                                                                              4


          IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.


                                             BORDEN, INC.


                                             By:
                                                Name:
                                                Title:

                                                                      EXHIBIT B


                                                                 [Closing Date]

RJR Nabisco Holdings Corp.
1301 Avenue of the Americas
New York, New York  10019

Gentlemen:

          I have been advised that I have been identified as a possible "affiliate" of Borden, Inc., a New Jersey corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

          Pursuant to the terms of an Agreement and Plan of Merger dated as of September 23, 1994 (the "Merger Agreement") among Borden Acquisition Corp., a New Jersey corporation ("Purchaser"), Whitehall Associates, L.P., a Delaware limited partnership, and the Company, Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of common stock, par value $.01 per share ("Holdings Common Stock"), of RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings") in exchange for shares of common stock, par value $.625 per share ("Common Stock"), of the Company owned by me at the effective time of the Merger as determined pursuant to the Merger Agreement.

          A.  In connection therewith, I represent, warrant and agree that:

          1. I shall not make any sale, transfer or other disposition of the Holdings Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

          2. I have been advised that the issuance of Holdings Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company and the distribution by me of the shares of Holdings Common Stock I receive as a result of the Merger has not been registered under the Securities Act, such shares must be held by me indefinitely unless (i) such distribution of such shares has been registered under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of

     Rule 145 promulgated by the Commission under the Securities Act or (iii) such sale is pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Holdings or as described in a "no-action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

          3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Holdings Common Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

          B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

          1. Holdings is under no further obligation to register the sale, transfer or other disposition of the shares of Holdings Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in paragraph C below.

          2. Stop transfer instructions will be given to the transfer agents of Holdings with respect to the shares of Holdings Common Stock I will receive as a result of the merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of an
          agreement dated           , 1994 between the registered
          holder hereof and RJR Nabisco Holdings Corp., a copy of which agreement is on file at the principal offices of RJR Nabisco Holdings Corp."

          3. Unless the transfer by me of my shares of Holdings Common Stock is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations or made pursuant to a registration under the Securities Act, Holdings reserves the right to put the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to a registration statement or in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          It is understood and agreed that the legends set forth above shall be removed and substitute certificates shall be delivered without any such legend and the transfer agents will be instructed to effectuate transfers of shares of Holdings Common Stock if the undersigned delivers to Holdings a letter from the staff of the Commission or an opinion of counsel in form and substance reasonably satisfactory to Holdings to the effect that such legend is not required for the purposes of the Securities Act.

          C.  Holdings hereby represents, warrants and agrees that:

          For as long as resales of any shares of Holdings Common Stock owned by me are subject to Rule 145, Holdings will use all reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 of the Rules and Regulations.

                                   Very truly yours,